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                     CONFIDENTIAL TREATMENT




                 BELL SOUTH CAROLINAS PCS, L.P.




                       LIMITED PARTNERSHIP
                            AGREEMENT




                        December 8, 1994


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                  BELLSOUTH CAROLINAS PCS, L.P.

                       LIMITED PARTNERSHIP
                            AGREEMENT

                        TABLE OF CONTENTS


                            ARTICLE 1

                           DEFINITIONS. . . . . . . . . . . . . 7

     1.1 "ACT". . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.2 "ADJUSTED CAPITAL ACCOUNT" . . . . . . . . . . . . . . 7
     1.3 "AFFILIATE". . . . . . . . . . . . . . . . . . . . . . 7
     1.4 "ANNOUNCEMENT DATE". . . . . . . . . . . . . . . . . . 7
     1.5 "ANNUAL BUDGET". . . . . . . . . . . . . . . . . . . . 7
     1.6 "APPLICABLE LAWS". . . . . . . . . . . . . . . . . . . 8
     1.7 "APPRAISER'S FAIR VALUE" . . . . . . . . . . . . . . . 8
     1.8 "AWARD DATE" . . . . . . . . . . . . . . . . . . . . . 8
     1.9 "BUSINESS PLAN". . . . . . . . . . . . . . . . . . . . 8
     1.10 "CAPITAL ACCOUNT" . . . . . . . . . . . . . . . . . . 8
     1.11 "CAPITAL ACCOUNT ADJUSTMENT EVENT". . . . . . . . . . 9
     1.12 "CAPITAL ACCOUNT ASSET VALUE" . . . . . . . . . . . . 9
     1.13 "CAPITAL CONTRIBUTION PROGRAM". . . . . . . . . . . .10
     1.14 "CARRIED INTEREST". . . . . . . . . . . . . . . . . .10
     1.15 "CERTIFICATE" . . . . . . . . . . . . . . . . . . . .10
     1.16 "CODE". . . . . . . . . . . . . . . . . . . . . . . .10
     1.17 "DEPRECIATION". . . . . . . . . . . . . . . . . . . .10
     1.18 "DISTRIBUTABLE PARTNERSHIP PROFITS" . . . . . . . . .11
     1.19 "EQUITY INTEREST" . . . . . . . . . . . . . . . . . .11
     1.20 "EXECUTIVE COMMITTEE" . . . . . . . . . . . . . . . .11
     1.21 "FAIR VALUE". . . . . . . . . . . . . . . . . . . . .11
     1.22 "FCC" . . . . . . . . . . . . . . . . . . . . . . . .12
     1.23 "FCC AUCTION" . . . . . . . . . . . . . . . . . . . .12
     1.24 "FISCAL YEAR" AND "FISCAL QUARTER". . . . . . . . . .12
     1.25 "FREE CASH FLOW". . . . . . . . . . . . . . . . . . .12
     1.26 "GENERAL PARTNER" . . . . . . . . . . . . . . . . . .12
     1.27 "GUARANTEES". . . . . . . . . . . . . . . . . . . . .13
     1.28 "INDEPENDENT APPRAISER" . . . . . . . . . . . . . . .13
     1.29 "LICENSE" . . . . . . . . . . . . . . . . . . . . . .13
     1.30 "LICENSE FEE" . . . . . . . . . . . . . . . . . . . .13
     1.31 "LIMITED PARTNER" . . . . . . . . . . . . . . . . . .13
     1.32 "MARKET VALUE". . . . . . . . . . . . . . . . . . . .13
     1.33 "MINIMUM GAIN". . . . . . . . . . . . . . . . . . . .13
     1.34 "MTA" . . . . . . . . . . . . . . . . . . . . . . . .13
     1.35 "NET PROFITS" OR "NET LOSSES" . . . . . . . . . . . .13
     1.36 "NONRECOURSE DEDUCTIONS". . . . . . . . . . . . . . .14
     1.37 "OPERATING AGREEMENT" . . . . . . . . . . . . . . . .14
     1.38 "OPERATING TELCO" . . . . . . . . . . . . . . . . . .14
     1.39 "PARTITION AGREEMENT" . . . . . . . . . . . . . . . .14
     1.40 "PARTITIONED AREA". . . . . . . . . . . . . . . . . .15
     1.41 "PARTITIONED LICENSE" . . . . . . . . . . . . . . . .15
     1.42 "PARTNERS". . . . . . . . . . . . . . . . . . . . . .15
     1.43 "PARTNERSHIP" . . . . . . . . . . . . . . . . . . . .15
     1.44 "PARTNERSHIP'S BUSINESS". . . . . . . . . . . . . . .15
     1.45 "PARTNERSHIP MINIMUM GAIN". . . . . . . . . . . . . .15
     1.46 "PARTNER NONRECOURSE DEBT". . . . . . . . . . . . . .15
     1.47 "PARTNER NONRECOURSE DEBT MINIMUM GAIN" . . . . . . .15
     1.48 "PARTNER NONRECOURSE DEDUCTIONS". . . . . . . . . . .15
     1.49 "PCS" . . . . . . . . . . . . . . . . . . . . . . . .15
     1.50 "PERSON". . . . . . . . . . . . . . . . . . . . . . .15
     1.51 "POPS". . . . . . . . . . . . . . . . . . . . . . . .15
     1.52 "REGULATIONS" . . . . . . . . . . . . . . . . . . . .15
     1.53 "REGULATORY ALLOCATIONS". . . . . . . . . . . . . . .15
     1.54 "SYSTEM". . . . . . . . . . . . . . . . . . . . . . .16
     1.55 "TRANSACTION DOCUMENTS" . . . . . . . . . . . . . . .16
     1.56 "UNRECOVERED CAPITAL CONTRIBUTIONS" . . . . . . . . .16
     1.57 "VOTING INTEREST. . . . . . . . . . . . . . . . . . .16
     1.58 "VOTING REPRESENTATIVE" . . . . . . . . . . . . . . .16

                            ARTICLE 2

                     FORMATION AND PURPOSES . . . . . . . . . .16

     2.1 FORMATION. . . . . . . . . . . . . . . . . . . . . . .16
     2.2 NAME . . . . . . . . . . . . . . . . . . . . . . . . .17
     2.3 PRINCIPAL OFFICE: REGISTERED OFFICE; REGISTERED AGENT.17
     2.4 TERM . . . . . . . . . . . . . . . . . . . . . . . . .17
     2.5 BUSINESS OF THE PARTNERSHIP. . . . . . . . . . . . . .17
     2.6 INITIAL BUSINESS PLAN. . . . . . . . . . . . . . . . .17
     2.7 BIDDING. . . . . . . . . . . . . . . . . . . . . . . .18
     2.8 TRANSFER OF LICENSE. . . . . . . . . . . . . . . . . .18
     2.9 MFJ WAIVER . . . . . . . . . . . . . . . . . . . . . .18
     2.10 OPERATIONS. . . . . . . . . . . . . . . . . . . . . .19
     2.11 COMPLIANCE WITH APPLICABLE LAW. . . . . . . . . . . .20
     2.12 CAPITALIZATION OF CARONET . . . . . . . . . . . . . .20

                            ARTICLE 3

          CAPITAL CONTRIBUTIONS: ADJUSTMENTS: FINANCING . . . .21

     3.1 INITIAL CAPITAL CONTRIBUTIONS. . . . . . . . . . . . .21
     3.2 DILUTION . . . . . . . . . . . . . . . . . . . . . . .21
     3.3 WITHDRAWAL . . . . . . . . . . . . . . . . . . . . . .22
     3.4 PURCHASE OF AVAILABLE INTEREST . . . . . . . . . . . .22
     3.5 RURAL TELCOS OPTION. . . . . . . . . . . . . . . . . .23
     3.6 CAPITAL CONTRIBUTIONS. . . . . . . . . . . . . . . . .24
     3.7 PAYMENT TO APC . . . . . . . . . . . . . . . . . . . .24
     3.8 SUBSEQUENT CAPITAL CONTRIBUTIONS . . . . . . . . . . .24
     3.9 NO INTEREST ON CONTRIBUTIONS . . . . . . . . . . . . .25
     3.10 LOANS . . . . . . . . . . . . . . . . . . . . . . . .25
     3.11 LIMITATION. . . . . . . . . . . . . . . . . . . . . .26
     3.12 CONTRIBUTION OF PROPERTY. . . . . . . . . . . . . . .26
     3.13 CERTAIN EXPENSES. . . . . . . . . . . . . . . . . . .26


                            ARTICLE 4

                       PROFITS AND LOSSES . . . . . . . . . . .27
     4.1 ALLOCATION OF NET PROFITS AND NET LOSSES . . . . . . .27
     4.2 NONRECOURSE DEDUCTIONS . . . . . . . . . . . . . . . .27
     4.3 PARTNER NONRECOURSE DEDUCTIONS . . . . . . . . . . . .27
     4.4 LIMITATION ON ALLOCATIONS. . . . . . . . . . . . . . .27
     4.5 QUALIFIED INCOME OFFSET. . . . . . . . . . . . . . . .28
     4.6 GROSS INCOME ALLOCATION. . . . . . . . . . . . . . . .28
     4.7 MINIMUM GAIN CHARGEBACK. . . . . . . . . . . . . . . .28
     4.8 PARTNER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK . . .28
     4.9 SECTION 754 ADJUSTMENTS. . . . . . . . . . . . . . . .28
     4.10 CURATIVE ALLOCATIONS. . . . . . . . . . . . . . . . .29
     4.11 VARYING PARTNERSHIP INTEREST. . . . . . . . . . . . .29
     4.12 CONTRIBUTED AND REVALUED PROPERTY . . . . . . . . . .29
     4.13 TAX ITEMS . . . . . . . . . . . . . . . . . . . . . .30
     4.14 ALLOCATIONS UPON DISSOLUTION. . . . . . . . . . . . .30

                            ARTICLE 5

                   DISTRIBUTIONS OF CASH FLOW . . . . . . . . .30

     5.1 DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . .30
     5.2 LIABILITY OF GENERAL PARTNER . . . . . . . . . . . . .31

                            ARTICLE 6

                RIGHTS POWERS AND OBLIGATIONS OF
              GENERAL PARTNER, EXECUTIVE COMMITTEE. . . . . . .31

     6.1 AUTHORITY OF THE GENERAL PARTNER . . . . . . . . . . .31
     6.2 LIMITATION ON AUTHORITY OF GENERAL PARTNER . . . . . .32
     6.3 REIMBURSEMENT OF GENERAL PARTNER . . . . . . . . . . .32
     6.4 LIABILITY AND INDEMNIFICATION OF GENERAL PARTNER . . .32
     6.5 EXECUTIVE COMMITTEE. . . . . . . . . . . . . . . . . .33
     6.6 OTHER MANAGEMENT MATTERS . . . . . . . . . . . . . . .37
     6.7 OPERATIONS COMMITTEE . . . . . . . . . . . . . . . . .37
     6.8 NO RETURN OF CONTRIBUTION. . . . . . . . . . . . . . .37
     6.9 RESELLER ARRANGEMENTS. . . . . . . . . . . . . . . . .38

                            ARTICLE 7

      POWERS RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS . .42

     7.1 POWERS AND RIGHTS. . . . . . . . . . . . . . . . . . .42

                            ARTICLE 8

                  ACCOUNTING, BOOKS AND RECORDS . . . . . . . .42

     8.1 ACCOUNTING METHOD. . . . . . . . . . . . . . . . . . .42
     8.2 BOOKS AND RECORDS; AUDIT . . . . . . . . . . . . . . .42
     8.3 FINANCIAL REPORTS AND TAX RETURNS. . . . . . . . . . .43
     8.4 SPECIAL BASIS ADJUSTMENT . . . . . . . . . . . . . . .43
     8.5 TAX MATTERS PARTNER. . . . . . . . . . . . . . . . . .44

                            ARTICLE 9

     WITHDRAWAL RETIREMENT AND DISQUALIFICATION OF PARTNERS . .44

     9.1 LIMITED PARTNERS . . . . . . . . . . . . . . . . . . .44
     9.2 GENERAL PARTNER. . . . . . . . . . . . . . . . . . . .44
     9.3 DISQUALIFICATION . . . . . . . . . . . . . . . . . . .45

                           ARTICLE 10

                       PLEDGES; TRANSFERS . . . . . . . . . . .45

     10.1 PLEDGES . . . . . . . . . . . . . . . . . . . . . . .45
     10.2 TRANSFERS BY PARTNERS . . . . . . . . . . . . . . . .45
     10.3 ADDITIONAL RESTRICTIONS ON TRANSFERS BY RURAL TELCOS.46
     10.4 RIGHT OF FIRST REFUSAL. . . . . . . . . . . . . . . .46
     10.5 RESTRICTION ON TRANSFERS OF PARTNERSHIP INTERESTS . .50
     10.6 TAKE ALONG/TAG ALONG. . . . . . . . . . . . . . . . .50
     10.7 TRANSFERS OF PARTNERSHIP ASSETS . . . . . . . . . . .51
     10.8 RURAL TELCO TRANSFERS . . . . . . . . . . . . . . . .51
     10.9 CHANGE OF CONTROL . . . . . . . . . . . . . . . . . .52
     10.10 APC BUYOUT . . . . . . . . . . . . . . . . . . . . .53

                           ARTICLE 11

                        EVENTS OF DEFAULT . . . . . . . . . . .54

     11.1 EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . .54
     11.2 PARTNERSHIP'S REMEDIES UPON DEFAULT . . . . . . . . .54
     11.3 CONSEQUENCES OF EXERCISING REMEDY . . . . . . . . . .55

                           ARTICLE 12

                   DISSOLUTION OF PARTNERSHIP . . . . . . . . .56

     12.1 EVENTS OF DISSOLUTION . . . . . . . . . . . . . . . .56

                           ARTICLE 13

                 DISTRIBUTIONS UPON DISSOLUTION . . . . . . . .56

     13.1 LIQUIDATION . . . . . . . . . . . . . . . . . . . . .56
     13.2 DEFICIT CAPITAL ACCOUNT . . . . . . . . . . . . . . .58
     13.3 NO FURTHER CLAIM. . . . . . . . . . . . . . . . . . .58
     13.4 NO ACTION FOR DISSOLUTION . . . . . . . . . . . . . .58

                           ARTICLE 14

                         NON-COMPETITION. . . . . . . . . . . .59

     14.1 NON-COMPETITION . . . . . . . . . . . . . . . . . . .59
     14.2 REASONABLENESS. . . . . . . . . . . . . . . . . . . .61
     14.3 NO OTHER RESTRICTIONS . . . . . . . . . . . . . . . .61

                           ARTICLE 15

                         MISCELLANEOUS. . . . . . . . . . . . .61

     15.1 ADDITIONAL DOCUMENTS. . . . . . . . . . . . . . . . .61
     15.2 APPLICABLE LAW. . . . . . . . . . . . . . . . . . . .61
     15.3 NOTICES . . . . . . . . . . . . . . . . . . . . . . .61
     15.4 SEVERABILITY. . . . . . . . . . . . . . . . . . . . .61
     15.5 SUCCESSORS. . . . . . . . . . . . . . . . . . . . . .62
     15.6 COUNTERPARTS; EXECUTION BY FACSIMILE. . . . . . . . .62
     15.7 HEADINGS. . . . . . . . . . . . . . . . . . . . . . .62
     15.8 ACCEPTANCE OF PRIOR ACTS. . . . . . . . . . . . . . .62
     15.9 PARTNERSHIP PROPERTY. . . . . . . . . . . . . . . . .62
     15.10 GENDER AND NUMBER. . . . . . . . . . . . . . . . . .62
     15.11 WAIVER OF PARTITION. . . . . . . . . . . . . . . . .63
     15.12 EQUITABLE REMEDIES . . . . . . . . . . . . . . . . .63
     15.13 DISPUTE RESOLUTION . . . . . . . . . . . . . . . . .63
     15.14 TERMINATION OF FORMATION AGREEMENT AND OTHER . . . .65
           AGREEMENTS
     15.15 PARTNERS' ACKNOWLEDGEMENT. . . . . . . . . . . . . .65
     15.16 NON-DISCLOSURE COVENANT. . . . . . . . . . . . . . .65
     15.17 ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . .65
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                  BELLSOUTH CAROLINAS PCS, L.P.


                       LIMITED PARTNERSHIP
                            AGREEMENT


     THIS LIMITED PARTNERSHIP AGREEMENT (this "Agreement"), made and entered into as of the 8th day of December, 1994, by and among BELLSOUTH PERSONAL COMMUNICATIONS, INC., a Delaware corporation ("BellSouth"), AMERICAN PCS L.P., a Delaware limited partnership ("APC"), DUKENET COMMUNICATIONS, INC., a North Carolina corporation ("DukeNet"), CARONET, INC., a North Carolina corporation ("CaroNet"), and the rural telephone companies (or affiliates thereof) whose names are set forth in the signatures pages hereof (collectively, the "Rural Telcos"),


                      W I T N E S S E T H:

     IN CONSIDERATION of the mutual covenants and agreements contained herein, and in order to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, the parties hereto agree as follows:

                            ARTICLE 1

                           DEFINITIONS

     For purposes of this Agreement, the following terms have the following meanings (all terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

     1.1 "ACT" means the Delaware Revised Uniform Limited
Partnership Act, Del. Code. Ann. tit. 6, Sections 17-101 et seq.

     1.2 "ADJUSTED CAPITAL ACCOUNT" means a Partner's Capital Account computed without regard to any allocations pursuant to Sections 4.2 through 4.10, and by computing Net Profits and Net Losses without any adjustments provided in Section 1.35(e).

     1.3 "AFFILIATE" means, with respect to any Person, any other
Person directly or indirectly controlling, controlled by or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

     1.4 "ANNOUNCEMENT DATE" means the date on which the FCC announces that BellSouth is the highest bidder for the License.

     1.5 "ANNUAL BUDGET" means a document, approved by the Executive Committee as part of the Business Plan, which sets forth budgeted revenues and expenditures, including but not limited to, capital expenditures and operating revenues and expenditures, to be made by the Partnership for all of its operations during a particular Fiscal Year.

     1.6 "APPLICABLE LAWS" means (i) all applicable laws, regulations, rules, writs, orders, judgments, rulings, decrees and ordinances, including (x) the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (y) the Modification of Final Judgment (as defined in Section
2.9 hereof), and (ii) the terms and conditions of the License awarded to the Partnership, and if the Option Closing (as defined in the Partition Agreement) occurs, any Partitioned Licenses granted to the Operating Telcos under the Partition Agreement.

     1.7 "APPRAISER'S FAIR VALUE" means the price that would be paid by a willing buyer, under no compulsion to buy and in possession of the information considered by an Independent Appraiser to be all information necessary for an informed decision as to the purchase, and which a willing seller under no compulsion to sell would accept, for the asset or interest that is the subject of the purchase and sale transaction. In determining the Appraiser's Fair Value of any interest that is the subject of a purchase and sale transaction under this Agreement, no control premium or discount for a minority interest shall be applied, nor shall any deduction be made for the otherwise non-liquid nature of the interest being appraised.

     1.8 "AWARD DATE" means the date, if any, on which the grant of the License to BellSouth in the FCC Auction becomes final.

     1.9 "BUSINESS PLAN" means a document adopted by the Executive Committee from time to time that sets forth the business plan for the Partnership, including the Capital Contribution Program and the Annual Budgets for the Partnership (including capital expenditures for network construction) for the next succeeding full five Fiscal Years. Each Business Plan shall include all of the items included in the Initial Business Plan (as defined in Section 2.6 hereof) including, without limitation, an Annual Budget for each of the Fiscal Years covered by such Business Plan.

     1.10 "CAPITAL ACCOUNT" of a Partner consists of the cash and the Capital Account Asset Value of property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code section 752), plus such Partner's share of Net Profits and items of income and gain specially allocated to such Partner, less (a) all distributions to and withdrawals by such Partner (not including the repayment of Partner loans and any interest thereon) and (b) such Partner's share of Net Losses and items of deduction and loss specially allocated to such Partner. In the event of a distribution of property other than cash, the Capital Account of the distributee Partner shall be charged with the Capital Account Asset Value of the distributed property (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code section 752). Upon the transfer of all or part of an Equity Interest hereunder, other than a transfer which terminates the Partnership within the meaning of Code section 708(b)(1)(B), the relevant part of the Capital Account of the transferor Partner that is attributable to the transferred Equity Interest shall carry over to the transferee Partner. In the event of a transfer of all or part of an Equity Interest that causes a termination of the Partnership within the meaning of Code section 708(b)(1)(B), the Capital Accounts of the Partners shall be adjusted in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(1). The foregoing provisions of this Section 1.10 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations section 1.704-l(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or any Partner) are computed to comply with such Regulations, the General Partner may make such modification, provided that the modification is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article 13 hereof upon the dissolution of the Partnership. The General Partner also shall make (i) any adjustments necessary to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes in accordance with Regulations section 1.704-l(b)(2)(iv)(q), and (ii) any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations section 1.704-l(b).

     1.11 "CAPITAL ACCOUNT ADJUSTMENT EVENT" shall mean an event described in Section 1.12(c) pursuant to which the Partnership adjusts the Capital Account Asset Value of Partnership assets to reflect their Market Value.

     1.12 "CAPITAL ACCOUNT ASSET VALUE" with respect to any
Partnership asset means the value placed on such asset in connection with the maintenance of Capital Accounts and shall be that asset's adjusted basis for federal income tax purposes except as follows:

     (a) The Capital Account Asset Value of assets contributed to the capital of the Partnership by a Partner shall be the Market Value of the contributed assets on the date of contribution.

     (b) The Partnership shall increase or decrease the Capital Account Asset Value of Partnership assets to reflect any adjustments to the adjusted basis of the assets pursuant to Code section 734(b) or 743(b), but only to the extent that the adjustments are taken into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m); provided, however, that the Partnership shall not adjust the Capital Account Asset Values of Partnership assets pursuant to this subsection to the extent that the General Partner determines that an adjustment pursuant to Section 1.12(c) hereof is appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection;

     (c) The Partnership shall adjust the Capital Account Asset Value of all Partnership assets to equal their respective Market Values upon the occurrence of any of the following events: (i) the acquisition of an additional Equity Interest by any new or existing Partner in exchange for more than a DE MINIMIS capital contribution (other than a capital contribution required under the Capital Contribution Program); (ii) the distribution by the Partnership to a Partner of more than a DE MINIMIS amount of Partnership assets as consideration for all or a portion of a Partner's Equity Interest; or (iii) the liquidation of the Partnership within the meaning of Regulations section 1.704-1(b)(2)(ii)(g);

     (d)  The Partnership shall adjust the Capital Account Asset
Value of any Partnership asset distributed to any Partner to the Market Value of the asset on the date of distribution; and

     (e)  The Partnership shall reduce the Capital Account Asset
Value of any Partnership asset by any Depreciation with respect to such asset.

     1.13 "CAPITAL CONTRIBUTION PROGRAM" means the five-Fiscal
Year capital contribution program, beginning January 1, 1995 and ending December 31, 1999, set forth in SCHEDULE 1.13, subject to adjustment pursuant to Section 3.8(e).

     1.14 "CARRIED INTEREST" means the non-voting Equity Interest of APC equal to one-half of one percent (0.5%). Such Equity
Interest shall not be subject to any recalculation, increase or dilution.

     1.15 "CERTIFICATE" means the certificate of limited partnership required to be filed pursuant to the Act.

     1.16 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     1.17 "DEPRECIATION" means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period; provided, however, that if the Capital Account Asset Value of an asset differs from that asset's adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bear~ the same ratio to the beginning Capital Account Asset Value of such asset as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to the beginning adjusted tax basis of such year; provided, further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Capital Account Asset Value using a reasonable method selected by the General Partner.

     1.18 "DISTRIBUTABLE PARTNERSHIP PROFITS" means as of the end of any Fiscal Quarter the excess of cumulative Net Profits over cumulative Net Losses through such Fiscal Quarter; provided that for purposes of this Section 1.18, Net Profits and Net Losses shall be determined without any adjustment described in Section 1.35(b), 1.35(c), 1.35(d) or 1.35(e).

     1.19 "EQUITY INTEREST" means (a) the interest of a Partner (other than APC with respect to the Carried Interest) in the Partnership, determined from time to time, equal to such Partner's Voting Interest, multiplied by (i) ninety-nine and one-half percent (99.5%), so long as there a is a Carried Interest and (ii) thereafter, one-hundred percent (100%) and (b) with respect to APC, the Carried Interest. The Initial Equity Interests of the Partners are set forth in SCHEDULE 1.19 attached hereto, subject to adjustment from time to time as provided hereunder.

     1.20 "EXECUTIVE COMMITTEE" means the committee described in
Article 6 hereof.

     1.21 "FAIR VALUE" means the value of any asset or interest, determined by appraisal as follows:

     (a) Each party to a purchase and sale transaction relating to an asset or interest hereunder will select an Independent Appraiser who will separately determine the Appraiser's Fair Value of the asset or interest that is the subject of the purchase and sale transaction.

     (b) The two Independent Appraisers selected by the parties will mutually select a third Independent Appraiser, who will determine the Appraiser's Fair Value, as defined in paragraph (c) below, of the asset or interest that is the subject of the purchase and sale transaction. The median value of the three appraisals will be deemed to be the Fair Value of the asset or interest to be transferred for purposes of the purchase and sale transaction.

     (c) Each of the parties to a purchase and sale transaction hereunder shall bear one-half (1/2) of the costs, fees and expenses payable in connection with such appraisal, including without limitation any costs, fees and expenses payable to the foregoing Independent Appraisers.

     1.22 "FCC" means the Federal Communications Commission, an agency of the United States government, or any successor thereto.

     1.23 "FCC AUCTION" means the FCC auction scheduled to begin in December 1994 for the broadband PCS licenses in the A and B bands, in which the License is to be awarded.

     1.24 "FISCAL YEAR" AND "FISCAL QUARTER" of the Partnership means the calendar year and each calendar quarter thereof, respectively, provided that the first Fiscal Year shall begin on the date of this Agreement and end on December 31, 1994 and the first Fiscal Quarter shall begin on the date of this Agreement and end on the last day of the then-current calendar quarter.

     1.25 "FREE CASH FLOW" for a Fiscal Year or Fiscal Quarter of the Partnership means all cash received during such Fiscal Year or Fiscal Quarter (as the case may be) by the Partnership plus any cash that becomes available from reserves during such Fiscal Year or Fiscal Quarter, after deducting therefrom the following items:

     (a) the sum of all cash operating expenses of the Partnership, as determined in accordance with sound accounting principles and procedures, including interest paid on all Partnership indebtedness;

     (b) all amounts paid by the Partnership for capital expenditures that are not deductible on a current basis;

     (c) all payments of principal on indebtedness of the Partnership for borrowed money, including loans by Partners;

     (d) all security and other types of refundable deposits received; and

     (e) an amount which the Executive Committee reasonably determines to be a reasonable reserve for (i) working capital needs, or (ii) the payment of other costs and expenses incident to the purposes of the Partnership which shall become due and payable within any period and for which the cash to make such payments may not be generated by the Partnership during such period.

     1.26 "GENERAL PARTNER" means BellSouth and also means any Person who becomes a General Partner in accordance with the provisions of Article 9 hereof.

     1.27 "GUARANTEES" means, collectively, the guarantees, dated the date hereof, executed by BellSouth Enterprises, Inc. and Church Street Capital Corp. of the obligations of BellSouth and DukeNet, respectively, and any other guarantee required to be executed pursuant to Section 10.2(c), each in the form of the applicable guarantee set forth in SCHEDULE 10.2(C).

     1.28 "INDEPENDENT APPRAISER" means an independent appraiser who is qualified as an appraiser and experienced in valuing assets and interests in the telecommunications industry.

     1.29 "LICENSE" means the PCS license, issued by the FCC, to construct and operate the System in the MTA that the Partnership will acquire and operate pursuant to this Agreement and the Transaction Documents.

     1.30 "LICENSE FEE" means the total amount payable to the FCC in respect of the award of the License, notwithstanding the division of such amount into installment payments.

     1.31 "LIMITED PARTNER" means APC, DukeNet, CaroNet and each of the Rural Telcos, together with any Person to whom all or any portion of a limited partner's interest is assigned and who is admitted to the Partnership in accordance with the terms and conditions of Article 10 hereof, and any other Person who is admitted to the Partnership as a Limited Partner pursuant to
Article 10.

     1.32 "MARKET VALUE" means the Appraiser's Fair Value of any asset or interest, as agreed to by the Partnership and each Partner having an economic interest in such asset or interest, or if they cannot agree, by an Independent Appraiser selected by the General Partner and approved pursuant to Section 6.5(h)(xi). The Partnership shall bear one-half (1/2), and the other such parties shall bear one-half (1/2) (allocated among them pro rata in accordance with their respective Equity Interests), of the costs, fees and expenses payable in connection with such appraisal, including without limitation any costs, fees and expenses payable to such Independent Appraiser.

     1.33 "MINIMUM GAIN" means the sum of Partnership Minimum
Gain and Partner Nonrecourse Debt Minimum Gain. A Partner's share of Minimum Gain shall be the sum of its share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum
Gain.

     1.34 "MTA" means the Carolinas M-6 Major Trading Area as defined by the FCC.

     1.35 "NET PROFITS" or "NET LOSSES" means the Partnership's taxable income or loss determined in accordance with Code section 703(a) (provided that items required to be stated separately shall be included in such taxable income or loss) for each of its Fiscal Years or other periods, with the following adjustments:

     (a) Such Net Profits or Net Losses shall be computed as if items of tax-exempt income and nondeductible, noncapital expenditures (under Code Sections 705(a)(1)(B) and 705(a)(2)(B)) were included in the computation of taxable income or loss. For purposes of calculating Net Profits or Net Losses, the following items shall be treated as Code section 705(a)(2)(B) expenditures:
(i) amounts paid or incurred to organize the Partnership or to promote the sale of or to sell the Interests, except for amounts with respect to which an election is properly made under Code section 709(b); and (ii) any deduction for a loss on a sale or exchange of Partnership property that is disallowed to the Partnership under Code Sections 267(a)(1) or 707(b).

     (b) In the event that the Capital Account Asset Value of any Partnership asset is adjusted pursuant to Section 1.12(b), 1.12(c) or 1.12(d), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses.

     (c) Gain or loss resulting from any disposition of any Partnership asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Capital Account Asset Value of the Partnership asset disposed of, notwithstanding that the adjusted tax basis of such Partnership asset differs from its Capital Account Asset Value.

     (d) The Partnership shall deduct Depreciation in lieu of any depreciation, amortization and other cost recovery deductions allowed by the Code.

     (e) Notwithstanding any other provision of this Section, any items that are specially allocated pursuant to Sections 4.2 through 4.10 shall not be taken into account in computing Net
Profits or Net Losses.

     1.36 "NONRECOURSE DEDUCTIONS" has the meaning specified in Regulations section 1.704-2(b)(1).

     1.37 "OPERATING AGREEMENT" means the Operating Agreement to be entered into by the Partnership and the Operating Telcos as contemplated by the Partition Agreement.

     1.38 "OPERATING TELCO" means any Rural Telco that has acquired a Partitioned License pursuant to the Partition
Agreement and which operates a portion of the System in its Partitioned Area pursuant to the Operating Agreement.

     1.39 "PARTITION AGREEMENT" means that certain Agreement to Partition License of even date herewith among the Partnership and the Rural Telcos.

     1.40 "PARTITIONED AREA" has the meaning specified in the Partition Agreement.

     1.41 "PARTITIONED LICENSE" means a PCS license covering the Partitioned Area of an Operating Telco, and granted to such Operating Telco pursuant to the Partition Agreement.

     1.42 "PARTNERS" means, collectively, all of the Limited Partners and the General Partner (or, if pursuant to Section 9.2, there shall be more than one General Partner, all of such General Partners); reference to a "Partner" means any of the Partners.

     1.43 "PARTNERSHIP" means the limited partnership formed pursuant to this Agreement.

     1.44 "PARTNERSHIP'S BUSINESS" has the meaning set forth in
Section 2 5.

     1.45 "PARTNERSHIP MINIMUM GAIN" shall have the meaning specified in and shall be determined in accordance with Regulations section 1.704-2(d).

     1.46 "PARTNER NONRECOURSE DEBT" has the meaning specified in Regulations section 1.704-2(b)(4).

     1.47 "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning specified in Regulations section 1.704-2(i)(3).

     1.48 "PARTNER NONRECOURSE DEDUCTIONS" has the meaning specified in Regulations Section 1.704-2(i)(2).

     1.49 "PCS", which stands for Personal Communications
SerVICES, means any radio telecommunications services provided by using one or more of the three 30 MHz bands of spectrum in the following frequency ranges: (1) the "A" block: 1850-1865
MHz/19301945 MHz, (2) the "B" block: 1870-1885 MHz/1950-1965 MHz, or (3) the "C" block: 1895-1910 MHz/1975-1990 MHz.

     1.50 "PERSON" means an individual, partnership, joint venture, association, corporation, limited liability company, trust or any other legal entity.

     1.51 "POPs" means, with respect to any geographical area, the population of such area as set forth in the April 1, 1990
U.S. Census, U.S. Department of Commerce, Bureau of the Census.

     1.52 "REGULATIONS" means Treasury Regulations promulgated under the Code as such Regulations may be amended from time to time (including corresponding provisions of succeeding
Regulations).

     1.53 "REGULATORY ALLOCATIONS" means the allocations of items of income, gain, loss or deduction pursuant to Sections 4.2 through 4.9.

     1.54 "SYSTEM" means the PCS system that the Partnership will acquire and operate in the MTA pursuant to this Agreement.

     1.55 "TRANSACTION DOCUMENTS" refers collectively to this Partnership Agreement, the Partition Agreement, the Guarantees, that certain Service Provider Agreement to be entered into by the Partnership and each of the Rural Telcos (the "Service Provider Agreement"), and the Operating Agreement.

     1.56 "UNRECOVERED CAPITAL CONTRIBUTIONS" means the excess of all capital contributions made by the Partners pursuant to
Article 3 hereof over the cumulative distributions pursuant to
Section 5.1(a)(ii) on account of Unrecovered Capital
Contributions.

     1.57 "VOTING INTEREST" means the interest of a Partner in the Partnership, determined from time to time, equal to, (i) until a Capital Account Adjustment Event, a fraction (expressed as a percentage), the numerator of which is the aggregate capital contributed to the Partnership by such Partner, and the denominator of which is the aggregate capital contributed to the Partnership by all of the Partners and (ii) after the occurrence of a Capital Account Adjustment Event, and until the occurrence of a subsequent Capital Account Adjustment Event, a fraction (expressed as a percentage), the numerator of which is such Partner's Adjusted Capital Account balance determined immediately after such Capital Account Adjustment Event and the denominator of which is the Adjusted Capital Account balances of all Partners (other than APC with respect to the Carried Interest) immediately after such Capital Account Adjustment Event. "Voting Interests" means the Voting Interests of all Partners, collectively. The initial Voting Interests of the Partners are set forth in
SCHEDULE 1.57 attached hereto, subject to adjustment from time to time as provided hereunder.

     1.58 "VOTING REPRESENTATIVE" means an individual appointed to the Executive Committee by a Partner and authorized to vote such Partner's Voting Interest at any meeting or proceeding of the Executive Committee.

                            ARTICLE 2

                     FORMATION AND PURPOSES

     2.1 FORMATION. The Partners hereby form a limited partnership under the laws of the State of Delaware, and hereby agree to conduct the Partnership as a limited partnership pursuant to the terms hereof. The General Partner shall promptly execute a Certificate and cause it to be filed as required by the Act and shall from time to time execute and file elsewhere a similar certificate when required by applicable law or permitted by applicable law and advisable for the Partnership to do so.

     2.2 NAME. The name of the Partnership shall be, and the business of the Partnership shall be conducted under, the firm name and style: BELLSOUTH CAROLINAS PCS, L.P.

     2.3 PRINCIPAL OFFICE; REGISTERED OFFICE; REGISTERED AGENT. The registered office of the Partnership shall be at 32 Loockerman Square, Suite L-100, City of Dover, Delaware 19904, County of Kent; or at such other place as the Executive Committee shall from time to time determine. The principal office of the Partnership shall be at 3353 Peachtree Road, Suite 400, Atlanta, Georgia 30326 or at such other place as the Executive Committee shall from time to time determine. The Partnership may have such additional offices at such other places as the Executive Committee shall determine. The initial registered agent for service of process shall be The Prentice-Hall Corporation System, Inc.

     2.4 TERM. The Partnership shall commence at 8:00 o'clock a.m. on the date hereof and shall continue until December 8, 2084, unless sooner terminated under Section 12.1 hereof.

     2.5 BUSINESS OF THE PARTNERSHIP. The business of the Partnership (the "Partnership's Business") shall be as follows:
(a) to acquire the License; (b) to design, develop, construct and operate the System in the MTA, and to market and provide PCS services in the MTA; (c) to engage in such other business endeavors as the Executive Committee may determine pursuant to
Section 6.5(h)(iii); and (d) to engage in such other activities related either directly or indirectly to the foregoing as may be necessary, advisable or convenient, in the opinion of the Executive Committee, to the promotion or conduct of the business of the Partnership, as described in clauses (a), (b) and (c) above. The Partnership and the Partners will be committed to an aggressive roll-out of PCS services in the entire MTA (including the Partitioned Area, if any), both in urban and in rural areas, that will compete with wireless and wireline services. Prior to the Option Closing (as defined in the Partition Agreement), the Executive Committee of the Partnership will implement a build-out schedule for the System in accordance with the Business Plan then in effect, and the Partnership will construct the System in accordance with that schedule. The implementation of such build-out plan will result in the coverage of at least 80% of the POPs in the System by the fifth anniversary of the Award Date, as described in the Business Plan.

     2.6 INITIAL BUSINESS PLAN. The Business Plan covering the first five full Fiscal Years of the Partnership, beginning
January 1, 1995 and ending December 31, 1999 (the "Initial
Business Plan"), attached hereto as SCHEDULE 2.6, and the Capital
Contribution Program are hereby approved and adopted.

     2.7 BIDDING. BellSouth shall bid, for its own account, for the License in the FCC Auction. BellSouth shall determine all bidding strategies and bid amounts in its sole discretion, provided, however, that BellSouth will provide the Limited Partners with information concerning the bidding process in a timely manner. If the License is awarded to BellSouth, promptly after the conclusion of the FCC Auction for the License, BellSouth shall give each Limited Partner written notice by facsimile transmission (the "Announcement Notice") of such award and BellSouth's final per POP bid for the License.

     2.8 TRANSFER OF LICENSE. If BellSouth obtains the License in the FCC Auction, BellSouth shall transfer and assign to the Partnership, and the Partnership shall acquire, all of BellSouth's rights in, to and under the License, within ten (10) days after the FCC approves such transfer. Promptly after the Award Date, BellSouth shall apply to the FCC for the transfer of the License to the Partnership and shall use all reasonable efforts in good faith to seek the FCC's approval of such transfer. In consideration thereof, the Partnership shall reimburse BellSouth for installments of the License Fee having been paid by BellSouth as of the date of such transfer and assignment (together with interest thereon from the date each such installment was paid until the date BellSouth is reimbursed, at the Prime Rate (as defined in Section 3.10(c)) in effect on the date hereof) and shall pay and assume all of BellSouth's other liabilities and obligations under or relating to the award of the License, including, without limitation, the obligation to pay the balance of the License Fee as and when due. Prior to such transfer, BellSouth shall pay all installments of the License Fee that are due prior to the date of such transfer, on a timely basis. BellSouth shall cause its Affiliates to dispose of their cellular interests in the MTA to the extent required by the cellular/PCS cross-ownership rules of the FCC in accordance with the time periods prescribed therein. In no event shall BellSouth's transfer of the License be deemed to be a capital contribution for any purpose of this Agreement.

     2.9 MFJ WAIVER. Within 30 days after the Award Date, BellSouth will file a request with the Department of Justice (the "DOJ") for a waiver (the "MFJ Waiver") of the Modification of Final Judgment entered in UNITED STATES V. AT&T, 552 F. Supp. 131 (D.D.C. 1982), as in effect from time to time (the "Modification of Final Judgment"), or otherwise seek a determination from the Department of Justice or the U.S. District Court for the District of Columbia that the Partnership's performance under the Transaction Documents would be consistent with the Modification of Final Judgment, so as to permit the provision by the Partnership to the Operating Telcos of telecommunications equipment in the manner contemplated by the Transaction Documents. Thereafter, BellSouth shall act in good faith to seek the MFJ Waiver and use all reasonable efforts in connection therewith and the Limited Partners shall fully support BellSouth in such efforts. If the MFJ Waiver, appropriate legislative relief or an MFJ Legal Opinion (as hereinafter defined) is not received on or before the third anniversary of the Award Date,
(i) the Executive Committee shall seek an alternative for accomplishing the goal of partitioning the License as contemplated in the Partition Agreement, subject to Applicable Laws and the efficient operation of the System; and (ii) BellSouth shall no longer be obligated to pursue the MFJ Waiver. An "MFJ Legal Opinion" means a legal opinion of BellSouth's outside legal counsel, in form and substance reasonably acceptable to the Executive Committee, to the effect that the Partnership's performance under the Transaction Documents would be consistent with the Modification of Final Judgment, so as to permit the provision by the Partnership to the Operating Telcos of telecommunications equipment in the manner contemplated by the Transaction Documents.

     2.10 OPERATIONS. All components of the System will be operated in accordance with marketing and other guidelines established by the Partnership for the entire territory covered by the License, which will include appropriate local, regional and national strategies, in order to facilitate the offering of seamless service to a wide market. To that end, it is contemplated that the Partnership and, if the Option Closing occurs, the Operating Telcos may, if they wish, affiliate the System with the systems of other regional and national operators to provide a larger area of service to customers in the System. The Operating Telcos will cooperate with the Partnership in the establishment of joint marketing, branding (including co-branding or multiple branding), pricing, billing, and service policies. The initial network technology deployed in the entire System under the Initial Business Plan shall be DCS 1900 (based on GSM).

It is anticipated that no roaming charges would be imposed on customers of the System calling within the System. Local strategies may be developed and implemented by Rural Telcos under the Service Provider Agreement (as defined in Section 1.55) or Operating Telcos, as appropriate, as long as such strategies are not inconsistent with the Partnership's strategies. Before the Option Closing occurs, the Partnership, in consultation with the Rural Telcos, shall determine the locations of base station controllers and cell sites in the entire System. Subject to the provisions of Section 6.5(h)(vi), each Partner (other than APC) has entered into this Agreement with the expectation that their facilities, resources and assets will be utilized by the Partnership including, but not limited to, infrastructure, marketing capabilities and co-branding of telecommunication services to customers. Subject to Section 6.5(h)(vi), the Partnership may obtain goods, services or facilities from Partners or Affiliates of Partners, so long as they are obtained on commercially competitive terms and conditions. If after January 1, 1997 the Option Closing has not occurred and another PCS provider is demonstrably competitive with any of the PCS services offered by the Partnership (by such PCS provider's advertising of the offering of such services or otherwise), in an area for which a Rural Telco would have a Partitioned License if the Option Closing occurs, and the Partnership does not provide PCS services in such area, the Partnership, at such Rural Telco's request, will cooperate in good faith with such Rural Telco to provide PCS service in such area as soon as reasonably practicable after receiving such request, provided that such Rural Telco advances to the Partnership any additional capital required to build out the System in such area and compensates the Partnership for any incremental costs that the Partnership incurs in providing such service, either directly or through the Service Provider Agreement. Any such advance shall bear interest at the Prime Rate in effect on the date of the advance minus two percent (2%) per annum from the date made until the date repaid.

     2.11 COMPLIANCE WITH APPLICABLE LAW. (a) The Partnership and, if the Option Closing occurs, each Operating Telco, shall construct, maintain and operate the System in a manner that causes them at all times to be in compliance with all Applicable Laws. The Partnership shall at all times conduct the Partnership's Business in compliance with all Applicable Laws. The Partnership shall use all reasonable efforts to cause each Partner (other than BellSouth with respect to the Modification of Final Judgment) at all times to be in compliance with Applicable Laws, to the extent requested by such Partner to achieve such compliance provided that a Partner shall reimburse the Partnership for any additional costs, fees or expenses incurred by the Partnership to achieve such compliance for such Partner.

     (b) The Partnership shall operate and conduct the Partnership's Business in a manner which would not cause BellSouth or any of its Affiliates (including the Partnership) to be in violation of the Modification of Final Judgment, as reasonably interpreted by BellSouth's outside legal counsel and communicated to the Partners in the Partnership, and which would not make it necessary or appropriate for BellSouth or any of its affiliates to obtain a further waiver or consent under the Modification of Final Judgment, other than the MFJ Waiver, as described in Section 2.9.

     2.12 CAPITALIZATION OF CARONET. CaroNet represents and warrants that CaroNet is a wholly-owned subsidiary of Carolina Power & Light Company and agrees that, within thirty (30) days after BellSouth gives the Announcement Notice, Carolina Power & Light Company is obligated to capitalize CaroNet in an amount sufficient to make its capital contributions required to be made under Section 3.6 and the Capital Contribution Program (the "Capitalization Amount"). In connection with such capitalization, CaroNet shall loan or advance to Carolina Power & Light Company the Capitalization Amount, to be evidenced by Carolina Power & Light Company's promissory note (the "Note") which shall be payable on CaroNet's demand to meet CaroNet's obligations under this Agreement. CaroNet further represents and warrants that: (i) it shall make demand under the Note to meet its financial obligations pursuant to this Agreement and shall not relieve or discharge Carolina Power & Light Company of any of its obligations under the Note, and (ii) it shall not transfer, pledge or hypothecate the Note to any Person so long as it has any financial obligations under this Agreement. The Note shall be in form and substance reasonably acceptable to the Partnership.

                            ARTICLE 3

          CAPITAL CONTRIBUTIONS; ADJUSTMENTS; FINANCING

     3.1 INITIAL CAPITAL CONTRIBUTIONS. The initial capital of the Partnership shall be $1,000.00. Upon execution of this Agreement, each Partner shall contribute its pro rata portion of the Partnership's initial capital, based on such Partner's Voting Interest on the date hereof (its "Initial Voting Interest") set forth opposite its name on SCHEDULE 1.57 attached hereto. BellSouth shall make such initial capital contributions to the Partnership on behalf of the other Limited Partners, as a loan to each of them. Each such loan shall bear interest from the date made to the date repaid, at the Prime Rate (as defined in Section 3.10(c)) in effect on the date of such loans. On the Contribution Date (as defined in Section 3.6), each Partner shall repay BellSouth for the principal amount so loaned to it, together with interest thereon calculated as set forth above.

     3.2 DILUTION. If BellSouth's final bid for the License is in excess of $35.00 per POP, then each Limited Partner shall have the right and option (the "Dilution Option") to elect to reduce its Initial Voting Interest by such amount (expressed as a percentage Voting Interest) as it may designate in its discretion (the "Dilution Percentage"), provided that no Limited Partner may designate any Dilution Percentage that would have the effect of reducing its pro rata capital contribution to the Partnership in respect of the License Fee (the "License Capital Contribution") below the following respective amounts:

     Each Rural Telco         As provided in SCHEDULE 3.2
     DukeNet                  $52,500,000
     CaroNet                  $35,000,000

The Dilution Option may be exercised by delivering written notice thereof to BellSouth (which notice shall specify such Limited Partner's designated Dilution Percentage), within thirty (30) days after BellSouth gives the Announcement Notice. Any Limited Partner that does not exercise its Dilution Option shall retain its entire Initial Voting Interest (subject to increase pursuant to Section 3.4 and, in the case of the Rural Telcos, Section 3.5). The aggregate Dilution Percentages, if any, are referred to herein as the "Dilution Interest."

     3.3 WITHDRAWAL.

     (a) Not later than December 12, 1994, each Limited Partner shall give BellSouth written notice if its Maximum Bid (as hereinafter defined) shall be greater than $45.00 per POP, which notice shall set forth such Limited Partner's Maximum Bid. Any Limited Partner failing to give such notice shall be deemed to have chosen an initial Maximum Bid of $45.00 per POP. At any time (and from time to time), a Limited Partner whose Maximum Bid then in effect has not theretofore been exceeded by a BellSouth bid for the License (on a per POP basis) may increase its Maximum Bid by giving BellSouth written notice to such effect. "Maximum Bid" means, for any Limited Partner, the per POP bid for the License by BellSouth which, if exceeded, would result in such Limited Partner's having the right to withdraw from the Partnership pursuant to Section 3.3(b)

     (b) Notwithstanding anything to the contrary herein, if BellSouth's final bid for the License (on a per POP basis) is in excess of a Limited Partner's Maximum Bid, then such Limited Partner shall have the right, but not the obligation, to withdraw from the Partnership. Any Limited Partner desiring so to withdraw shall deliver written notice thereof to BellSouth not later than thirty (30) days after BellSouth gives the Announcement Notice (as defined in Section 2.7). The aggregate Voting Interests of all withdrawing Limited Partners, together with the Dilution Interest, are referred to herein as the "Available Interest."

     3.4 PURCHASE OF AVAILABLE INTEREST.

     (a) BellSouth shall notify the Limited Partners of the amount of the Available Interest, if any, within forty (40) days after BellSouth gives the Announcement Notice (the "Availability Notification Date"). Any Limited Partner that has (i) not exercised the Dilution Option pursuant to Section 3.2 hereof, and
(ii) has not withdrawn from the Partnership pursuant to Section
3.3 hereof (each, an "Eligible Limited Partner"), shall have the right and option (the "Eligible Limited Partner Option") to acquire a portion of the Available Interest (the "Eligible Limited Partner Portion") equal to a fraction (expressed as a percentage), the numerator of which is the Initial Voting Interest of such Eligible Limited Partner, and the denominator of which is the aggregate Initial Voting Interests of all Eligible Limited Partners.

     (b) Each Eligible Limited Partner may exercise the Eligible Limited Partner Option by giving BellSouth written notice thereof within seven (7) business days after the Availability Notification Date. The notice shall specify whether such Eligible Limited Partner is exercising the Eligible Limited Partner Option with respect to all or less than all of such Eligible Limited Partner's Eligible Limited Partner Portion.

     (c) Within three (3) business days after its receipt of all proper and timely notices from the Eligible Limited Partners pursuant to Section 3.4(b), BellSouth shall determine the portion of the Available Interest, if any, that the Eligible Limited Partners declined to acquire upon the exercise of the Eligible Limited Partner Options (the "Declined Available Interest"), and shall give written notice thereof to each Eligible Limited Partner that exercised the Eligible Limited Partner Option as to its entire Eligible Limited Partner Portion (the date of such notice being referred to herein as the "Second Availability Notification Date"). Each of such Eligible Limited Partners shall have the right and option to acquire a portion of the Declined Available Interest equal to a fraction (expressed as a percentage), the numerator of which is the Initial Voting Percentage of such Eligible Limited Partner and. the denominator of which is the aggregate Initial Voting Interests of all Eligible Limited Partners having exercised its option as to its entire Eligible Limited Partner Portion. Each such Eligible Limited Partner desiring to exercise such right and option shall deliver a written notice thereof to BellSouth within five (5) business days after the Second Availability Notification Date. The above process of acquiring portions of the Declined Available Interest shall be repeated as many times as necessary (each time excluding each Eligible Limited Partner which did not acquire the entire portion of the maximum Declined Available Interest available to it in the immediately prior round) until the earlier to occur (the date of such occurrence being referred to herein as the "Interim Allocation Date") of the following: (i) the entire Declined Available Interest (if any) have been acquired by Eligible Limited Partners; or (ii) a portion of the Declined Available Interest (the "Remaining Available Interest") remains which no Eligible Limited Partner has exercised an option to acquire pursuant to this Section 3.4. The Remaining Available Interest, if any, shall be deemed to be immediately transferred to BellSouth, without any payment therefor. BellSouth shall give the Voting Representative of the Rural Telcos written notice of the occurrence of the Interim Allocation Date promptly after the occurrence thereof. The date on which such notice is given is referred to as the "Interim Allocation Notice Date."

     3.5 RURAL TELCOS OPTION. The Rural Telcos shall have the right and option (the "Rural Telcos Option") to purchase from BellSouth Voting Interests representing up to 2.3208% of the total Voting Interests (the "Telcos Option Interest"), for an aggregate purchase price equal to the capital contribution made by BellSouth in respect of the Telcos Option Interest. The Rural Telcos Option shall be exercisable by the Rural Telcos Voting Representative by his tendering of a written notice thereof to BellSouth at any time from the Interim Allocation Notice Date until five (5) business days thereafter (the "Telcos Option Period"). Such notice shall specify the portion of the Telcos Option Interest hat each of the Rural Telcos has elected to purchase. Upon the closing of the transfer of the Telcos Option Interest to the Rural Telcos, SCHEDULES 1.57 AND 1.19 attached hereto shall be revised to reflect the recalculated Voting Interests and Equity Interests hereunder. Notwithstanding anything herein to the contrary, the Rural Telcos shall determine how the Telcos Option Interest, or portion thereof, shall be allocated to the individual Rural Telcos, upon any such purchase thereof.

     3.6 CAPITAL CONTRIBUTIONS. On the date that is five (5) business days after the expiration of the Telcos Option Period (the "Contribution Date"), each Partner (other than APC with respect to the Carried Interest) shall contribute an amount equal to the product of (i) such Partner's Voting Interest (reflecting adjustments pursuant to Sections 3.2, 3.3, 3.4 and 3.5 hereunder), multiplied by (ii) the sum of (x) the amount of the License Fee and (y) the aggregate additional amount required to be contributed on such date under the Capital Contribution Program.

     3.7 PAYMENT TO APC.  Within five (5) days after the later of
(x) the Award Date or (y) the Contribution Date, the Partnership shall pay to APC the sum of $2,000,000 as compensation for services rendered and to be rendered by APC other than in its capacity as a Partner.

     3.8 SUBSEQUENT CAPITAL CONTRIBUTIONS.

     (a) After the Contribution Date, each Partner (other than APC with respect to the Carried Interest) (i) shall make capital contributions to the Partnership as required under the Capital Contribution Program and (ii) may make, but shall not be required to make, other additional capital contributions to the Partnership contemplated by the Business Plan then in effect or as approved by the Executive Committee pursuant to Section 6.5(h)(x). The amount of each additional capital contribution to be made by each Partner under this Section shall be determined by multiplying such Partner's Voting Interest by the total capital contribution required to be made.

     (b) It shall be a Material Default (as defined in Section 11.2) for any Partner to fail to make a capital contribution required under Section 3.6 or the Capital Contribution Program, unless such Partner is a Rural Telco (the "Non-Paying Rural Telco") and one or more of the other Rural Telcos (the "Paying Rural Telcos") makes all, but not less than all, of such Rural Telco's required capital contribution in place of such Rural Telco within ten (10) days after the date on which such capital contribution is due. If the Paying Rural Telcos shall elect to make any such required capital contribution, the Rural Telcos' voting representative on the Executive Committee shall give the Partnership written notice thereof not later than five (5) days after such capital contribution was due, specifying the Rural Telcos comprising the Paying Rural Telcos and the respective percentages of the required capital contribution of any Non-Paying Rural Telco that they will pay. Upon the Partnership's receipt of such payments, (i) the Voting Interests and Equity Interests hereunder shall be recalculated to take into account such payments by the Paying Rural Telcos, and (ii) SCHEDULES 1.57 AND 1.19 attached hereto shall be revised to reflect the recalculated Voting Interests and Equity Interests hereunder, taking into account such payments by the Paying Rural Telcos.

     (c) The failure of a Partner (the "Non-Paying Partner") to make any approved capital contribution (other than capital contributions required under the Capital Contribution Program) shall not constitute a breach of this Agreement. Each Limited Partner having made a required capital contribution (a "Paying Partner") shall have an option to make an additional capital contribution equal to the product of (i) the contribution not made by the Non-Paying Partner, and (ii) a fraction, the numerator of which is such Paying Partner's Voting Interest and the denominator of which is the aggregate Voting Interests of all the Paying Limited Partners. BellSouth shall transfer to the Partnership, as a capital contribution, loan, or a combination thereof, an amount equal to the additional capital contribution of any Non-Paying Partners less the sum of the additional capital contributions made pursuant to this Section 3.9(c) by the Paying Partners in respect of the Non-Paying Partners' declined capital contributions. After the Non-Paying Partners have elected not to make any such capital contribution and all of such declined and additional capital contributions are made by Paying Partners and BellSouth, (i) the Partners' Voting Interests and Equity Interests shall be recalculated to take into account such declined and additional capital contributions, and (ii) SCHEDULES
1.57 AND 1.19 attached hereto shall be revised to reflect the recalculated Voting Interests and Equity Interests hereunder, taking into account such additional capital contributions.

     (d) Upon any transfer of any Voting Interests to any Partner pursuant to Section 3.2, 3.3, 3.4, 3.5 or 3.8 hereof, or otherwise, such Partner shall thereafter be responsible for any capital contributions required to be made by the holder of such Voting Interests.

     (e) Upon the partitioning of the License as contemplated by the Partition Agreement, the amounts required to be contributed pursuant to the Capital Contribution Program shall be adjusted downward by the Executive Committee to reflect the amount of proceeds received by the Partnership from the Rural Telcos pursuant to the Partition Agreement.

     3.9 NO INTEREST ON CONTRIBUTIONS. No Partner shall be entitled to receive interest on its capital contributions.

     3.10 LOANS.

     (a) The terms and conditions applicable to any loan by a Partner to the Partnership having a principal amount in excess of $5,000,000 or a term of more than a year shall be approved by the Executive Committee pursuant to Section 6.5(h)(vi).

     (b) If any Partner lends $5,000,000 or less to the Partnership, where the term of such loan is one (1) year or less, the interest rate on such loan shall not exceed a rate which could be otherwise obtained from commercially available sources on the same terms and conditions.

     (c) Notwithstanding the foregoing, the Partners hereby ratify and approve the loan by BellSouth to the Partnership with respect to the upfront payment for the License Fee in the amount of $5,581,391 which was made on November 18, 1994. Such loan shall bear interest from the date made to the date repaid at the Prime Rate (as hereinafter defined) in effect on the date hereof.

"Prime Rate" means the rate of interest publicly announced from time to time by NationsBank of Georgia, N.A. as its "prime rate."

     (d) The principal of and interest on any loan made by a Partner to the Partnership shall be fully repaid before any distribution of funds is made to the Partners (in their capacities as Partners) under the provisions of this Agreement, unless the promissory note, security deed or other document executed in connection with such loan contains a specific provision to the contrary. If a Partner lends money to the Partnership hereunder, it shall be deemed to be an unrelated creditor with respect to such loan to the extent allowed by law.

     3.11 LIMITATION. Except as specifically and expressly set forth in this Agreement, the Partners shall have no obligation or liability to the Partnership or to the Partners to make any contributions to the capital of the Partnership, to make any loans to the Partnership, or to endorse or to guarantee the payment or performance of any obligations of the Partnership.

     3.12 CONTRIBUTION OF PROPERTY. The Partners contemplate that no property would be contributed to the Partnership, other than cash contributed by the Partners (other than APC).

     3.13 CERTAIN EXPENSES. (a) If the License is awarded to BellSouth, on the Contribution Date, the Partnership shall reimburse up to $3,550,000 in reasonable or necessary expenses relating to the License or the System paid or incurred by BellSouth for the benefit of the Partnership prior to the date hereof.

     (b) If the License is awarded to BellSouth, on the Contribution Date, the Partnership shall reimburse any expenses paid or incurred by BellSouth following the date hereof, to the extent paid or incurred in accordance with Section 6.3.

     (c) Any expenses reimbursable to BellSouth pursuant to
Section 3.13(a) or (b) shall bear interest from the date paid or incurred by BellSouth to the date reimbursed, at the Prime Rate in effect on the date hereof.

     (d) If the License is not awarded to the Partnership, no fees or expenses will be reimbursed to any Partner.

                            ARTICLE 4

                       PROFITS AND LOSSES

     4.1 ALLOCATION OF NET PROFITS AND NET LOSSES.

     (a) The Partnership shall allocate Net Profits for each
Fiscal Year to the Partners pro rata in accordance with their percentage Equity Interests.

     (b) The Partnership shall allocate Net Losses for each
Fiscal Year to the Partners pro rata in accordance with their respective percentage Equity Interests.

     4.2 NONRECOURSE DEDUCTIONS. Notwithstanding any other provisions of this Article 4, the Partnership shall allocate all Nonrecourse Deductions to the Partners pro rata in accordance with their respective Voting Interests.

     4.3 PARTNER NONRECOURSE DEDUCTIONS. The Partnership shall allocate any Partner Nonrecourse Deductions to the Partner who bears the risk of loss with respect to the loan to which the deductions are attributable, pursuant to the provisions of Regulations section 1.704-2(i).

     4.4 LIMITATION ON ALLOCATIONS. Any Net Losses or items of loss or deduction allocated pursuant to this Article 4 shall not exceed the maximum amount of such items that can be allocated without causing the Limited Partners to have a negative Capital Account balance, after adjustment of the negative Capital Account balance to reflect any items described in Regulations sections 1.7041(b)(2)(ii)(d)(4), (5) and (6), in excess of the sum of (a)
the amount of the Partner's share of Minimum Gain and (b) the amounts that the Partner is obligated to restore to the capital of the Partnership, or the Partner is deemed to restore pursuant to Regulations section 1.704-l(b)(2)(ii)(c)(1) and (2). The Partnership shall allocate all Net Losses or items of loss or deduction in excess of the limitations set forth in this subsection first, to all Partners with positive Capital Account balances in accordance with their respective Equity Interests, provided that no Limited Partner shall be allocated any Net Losses or items of loss or deduction in excess of the limitations in the preceding sentence; and thereafter, to the General Partner.

     4.5 QUALIFIED INCOME OFFSET. In the event that any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations sections 1.704-l(b)(2)(ii)(d)(4), (5) or (6) that causes a deficit balance in the Partner's Capital Account in excess of that Partner's share of Minimum Gain, the Partnership shall allocate items of Partnership income and gain to that Partner in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

     4.6 GROSS INCOME ALLOCATION. In the event that any Partner has a deficit balance in its Capital Account as of the end of any Fiscal Year in excess of the sum of (a) the amount that such Partner is obligated to restore to the capital of the Partnership and (b) such Partner's share of Minimum Gain, the Partnership shall allocate to each such Partner items of income and gain for such Fiscal Year and subsequent Fiscal Years, if necessary, in an amount to eliminate as quickly as possible such deficit. The Partnership shall make an allocation pursuant to this Section 4.6 if and only to the extent that such Partner would have a deficit balance in its Capital Account described in the first sentence of this Section 4.6 after the Partnership tentatively has made all other allocations pursuant to this Article 4 as if Section 4.5 and this Section 4.6 were not in this Agreement.

     4.7 MINIMUM GAIN CHARGEBACK. If a net decrease in Partnership Minimum Gain occurs during a Fiscal Year, determined pursuant to Regulations section 1.704-2(d), the Partnership shall allocate items of income and gain (as defined in Regulations section 1.704-2(j)(2)(i)) to the Partners for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in the amounts and in the manner determined in accordance with Regulations section 1.7042(f). The Partners intend that this subsection comply with the minimum gain chargeback requirement in Regulations section 1.7042(f) and that any interpretation hereof be consistent therewith.

     4.8 PARTNER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. If there is a net decrease in Minimum Gain attributable to a Partner Nonrecourse Debt determined pursuant to Regulations section 1.7042(i)(3), during a Fiscal Year, the Partnership shall allocate items of Partnership income and gain (as defined in Regulations section 1.704-2(j)(2)(i)) to the Partners for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount and in the manner determined in accordance with Regulations section 1.704-2(i). The Partners intend that this subsection comply with the minimum gain chargeback requirement in Regulations section 1.704-2(i) and that any interpretation be consistent therewith.

     4.9 SECTION 754 ADJUSTMENTS. To the extent that the Executive Committee makes a Section 754 Election pursuant to
Section 8 4 hereof, the amount of any adjustment to the adjusted tax basis of any Partnership asset pursuant to Code section 734(b) or 743(b) that is required, pursuant to Regulations section 1.7041(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) and the gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Regulations section.

     4.10 CURATIVE ALLOCATIONS. It is the intent of the Partners that, to the extent possible, the Partnership offset all Regulatory Allocations made either with other Regulatory Allocations or with special allocations pursuant to this subsection. Therefore, notwithstanding any other provisions of this Article 4 (other than the Regulatory Allocations), the Partnership, acting reasonably and in good faith, shall make such offsetting special allocations in whatever manner it determines appropriate so that, after making such offsetting allocations, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all allocations of Partnership items were pursuant to the remaining sections of this Article 4. In exercising its discretion pursuant to this subsection, the Partnership shall take into account future Regulatory Allocations under Section 4.7 or Section 4.8 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 4.2 or
Section 4.3.

     4.11 VARYING PARTNERSHIP INTEREST. In the event of the transfer of an Equity Interest, or in the event that a Partner's percentage equity interest attributable to his or her Equity Interest changes during a Fiscal Year, the Net Profits, Net Losses or items of income, gain, loss or deduction allocated to such Equity Interest for the Fiscal Year during which the transfer occurs shall (a) be prorated between the transferor and transferee as of the date of the transfer, or (b) allocated between the portion of such Fiscal Year prior to such change in percentage equity interest and the portion of such Fiscal Year after such change, using the interim closing of the books method, applying such conventions as the General Partner determines in good faith are appropriate.

     4.12 CONTRIBUTED AND REVALUED PROPERTY. For Federal income tax purposes, the Partnership shall allocate any income, gain, loss or deduction with respect to property contributed by a Partner to the Partnership that has a Market Value different from its adjusted basis for Federal income tax purposes among the Partners in accordance with Code section 704(c) and the Treasury Regulations thereunder. With respect to any Partnership asset revalued pursuant to Sections 1.12(b), 1.12(c), or 1.12(d), subsequent allocations of income, gain, loss and deduction with respect to the asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Market Value at the time of revaluation in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. The General Partner shall determine the method of making allocations pursuant to this subsection, provided that such method shall be a reasonable method authorized by Regulations section 1.704-3(b).

     4.13 TAX ITEMS. Except as otherwise provided herein, any allocation to a Partner of a portion of the Net Profits or Net Losses for a Fiscal Year shall be deemed to be an allocation to that Partner of the same proportionate part of each item of income, gain, loss, deduction or credit that is earned, realized or available by or to the Partnership for federal income tax purposes.

     4.14 ALLOCATIONS UPON DISSOLUTION. Upon the dissolution of the Partnership pursuant to Article 12, the Partnership shall allocate items of income, gain, loss, or deduction pursuant to this Article prior to any distribution pursuant to Section 13.1(c).

                            ARTICLE 5

                   DISTRIBUTIONS OF CASH FLOW

     5.1 DISTRIBUTIONS.

     (a) There shall be no distributions of Free Cash Flow until the Partnership has experienced two consecutive full Fiscal Years of Free Cash Flow. Commencing in the first Fiscal Quarter after the Partnership has experienced two consecutive full Fiscal Years of positive Free Cash Flow, all Free Cash Flow shall be distributed by the Partnership to the Partners on a quarterly basis, as soon as practicable after the end of each Fiscal Quarter, in the following order of priority:

          (i) First, an amount equal to the excess of the cumulative Distributable Partnership Profits over the cumulative distributions pursuant to this Section 5.1(a)(i) for all prior Fiscal Quarters, to all Partners in accordance with their respective Equity Interests; provided that this Section 5.1(a)(i) shall terminate upon the exercise by the Partnership (with respect to the Carried Interest) or APC of their rights pursuant to Section 10.10(b);

          (ii) Second, to all Partners (other than APC with respect to its Carried Interest) in proportion to such Partners' percentage Equity Interests, until the cumulative distributions pursuant to this Section 5.l(a)(ii) shall have reduced the Unrecovered Capital Contribution balance to zero; and

          (iii) Third, to all Partners in accordance with their respective percentage Equity Interests.

     (b) Notwithstanding the foregoing, upon the dissolution of the Partnership as provided in Section 12.1 hereof, cash distributions occurring thereafter shall be made in accordance with Article 13 hereof.

     5.2 LIABILITY OF GENERAL PARTNER. Upon the determination in good faith to pay and distribute Free Cash Flow in the manner herein provided, the General Partner shall incur no liability on account of such distribution, even though such distribution may result in the Partnership retaining insufficient funds for the operation of its business, which insufficiency results in loss to the Partnership or the borrowing of funds by the Partnership.

                            ARTICLE 6

                RIGHTS, POWERS AND OBLIGATIONS OF
              GENERAL PARTNER, EXECUTIVE COMMITTEE

     6.1 AUTHORITY OF THE GENERAL PARTNER. Except as otherwise expressly provided herein, all references to any action to be taken by the Partnership shall mean action taken in the name of the Partnership and on its behalf by the General Partner.
Subject to the limitations set forth in this Agreement, including the specific limitations set forth in Sections 6.5(h) and (i), but only to the extent such limitations are expressly applicable, the General Partner shall have the rights, powers and authority of a general partner as set forth in the Act. For purposes of illustration, and without limiting the foregoing, the General Partner shall have the power and authority, on behalf of the
Partnership:

     (a) To execute and deliver all agreements and other documents necessary to implement the purposes of the Partnership, to take such actions as may be necessary to consummate the transactions contemplated thereby, and to make all reasonably necessary arrangements to carry out the Partnership's obligations in connection therewith;

     (b) Subject to Section 6.5(h)(viii), to employ personnel on behalf of the Partnership to conduct its affairs;

     (c) To draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper;

     (d) To prepay, in whole or in part, refinance, recast, increase, modify, consolidate or extend any indebtedness of the Partnership or security interest affecting any of the assets of the Partnership;

     (e) To establish, maintain and draw upon checking, savings and other accounts in the name of the Partnership in such bank or banks as the General Partner may from time to time select;

     (f) To compromise any claim or liability due to the Partnership;

     (g) To select legal counsel for the Partnership;

     (h) Subject to Section 8.4 hereof, to make any tax election to be made by the Partnership;

     (i) To execute, acknowledge or verify, and deliver any and all instruments that the General Partner considers necessary or desirable to effectuate any of the foregoing;

     (j) To do any and all of the foregoing, discretionary or otherwise, through agents selected by the General Partner and compensated or uncompensated by the Partnership; and

     (k) To do any and all of the foregoing upon such other terms and conditions as the General Partner, in its discretion, determines to be necessary, desirable or appropriate.

     6.2 LIMITATION ON AUTHORITY OF GENERAL PARTNER. Notwithstanding anything to the contrary herein, neither the Partnership nor the General Partner shall do any act in contravention of the provisions of this Agreement. Without limiting the generality of the foregoing, neither the Partnership nor the General Partner shall take any action described in Sections 6.5(h) and 6.5(i) hereof unless such action has been approved by the Executive Committee pursuant to those Sections.

     6.3 REIMBURSEMENT OF GENERAL PARTNER. The Partnership shall reimburse the General Partner for any expenses incurred by it in the operation and management of the Partnership, provided that such expenses are contemplated by the then-current Annual Budget or are approved by the Executive Committee pursuant to Section 6.5(h)(vi) or are incurred or reimbursable pursuant to a binding agreement approved pursuant to Section 6.5(h)(vi).

     6.4 LIABILITY AND INDEMNIFICATION OF GENERAL PARTNER. The General Partner shall have no liability to the Partnership or the Limited Partners for any mistake or error in judgment or for any act or omission believed by the General Partner in good faith to be within the scope of authority conferred upon the General Partner by this Agreement or the Act and to be in the best interest of the Partnership, but shall have liability only for acts or omissions involving the General Partner's intentional misconduct, gross negligence, knowing violation of law, intentional breach of its fiduciary duty as General Partner or any transaction in which the General Partner received a personal benefit in violation or breach of this Agreement. The Partnership shall, to the extent of its assets, indemnify, defend and hold the General Partner harmless from, against and in respect of all liabilities, damages, losses, costs or expenses (including attorneys' and accountants' fees) incurred by the General Partner as a result of any act or omission with respect to which the General Partner is protected under the provisions of this Section 6.4. The doing of any act or the failure to do any act by the General Partner, the effect of which may cause loss or damage to the Partnership, if done pursuant to advice of independent legal counsel retained by the Partnership, shall be conclusively presumed not to constitute intentional misconduct, a knowing violation of law on the part of the General Partner, or an intentional breach of the General Partner's fiduciary duty as General Partner, unless such advice was induced by the General Partner's intentional misconduct, knowing violation of law or non-disclosure of material facts known to the General Partner. Notwithstanding the foregoing, no Limited Partner shall be liable to the Partnership, any other Partner or any third party for any amount beyond the amount of such Limited Partner's obligations set forth in this Agreement.

     6.5 EXECUTIVE COMMITTEE.

     (a) The Partnership will have an Executive Committee, comprised of:

          (i) three (3) representatives of the General Partner, provided that the General Partner shall from time to time designate one of the three as the representative who will vote for the General Partner at any meetings or proceedings of the Executive Committee (the "General Partner Voter");

          (ii) one Voting Representative of the Rural Telcos, which, for purposes of this Section 6.5 shall be treated as a single Limited Partner, provided that (x) the Rural Telcos hold a Voting Interest of no less than 2.5%, or (y) BellSouth and the other Limited Partners have sold or agreed to sell their Voting Interests and Equity Interests to a third party pursuant to
Section 10.6; and

          (iii) one Voting Representative of each other Limited Partner which was a party hereto on the date of the Partnership's formation and that holds at least 5% of the total Voting Interests and one Voting Representative for each other Limited Partner entitled to appoint a Voting Representative under Section 6.5(b).

      (b) A transferee of all or any part of a Limited Partner's Partnership interest may appoint a Voting Representative to the Executive Committee for so long as such transferee continues to hold a Voting Interest of (i) 5% or more of the total Voting Interests, if such transferee became a Limited Partner pursuant to Section 10.2(c) or (ii) 10% or more of the total Voting Interests, in the case of any other permitted transfer.

     (c) In addition to the Voting Representatives, if any, to which they are entitled pursuant to Section 6.5(a) hereof, (i) the Rural Telcos may name two non-voting observers who may attend meetings of the Executive Committee, and (ii) DukeNet and CaroNet may each name one non-voting observer who may attend meetings of the Executive Committee. In addition, if the Voting Interest of any Partner increases by four percent (4%) or more of the total Voting Interests, such Partner shall be entitled to one additional non-voting observer who may attend meetings of the Executive Committee. Such observers shall be entitled to attend and participate in any meeting or other proceeding of the Executive Committee. Each Partner shall endeavor to provide the General Partner with prior notice of the names of their respective nonvoting observers.

      (d) The Executive Committee may, in its sole discretion, permit any Limited Partner not otherwise entitled to do so, to name a non-voting observer who may attend meetings of the Executive Committee.

      (e) The Executive Committee shall have supervisory control over the business and affairs of the Partnership. Without limiting the generality of the foregoing, the Executive Committee shall meet at least 45 days prior to the end of each Fiscal Year
(i) to consider amending any aspect of the Business Plan then in effect or the provisions of the Annual Budget for the next Fiscal Year as provided therein, or (ii) subject to Section 6.5(h)(i), to adopt an extension of the Business Plan, such that the Business Plan, as so extended, would cover at least five Fiscal Years. If the Executive Committee fails to amend the provisions of any Annual Budget previously approved for any Fiscal Year, then such previously approved Annual Budget shall be the Annual Budget for such Fiscal Year. If the Executive Committee fails expressly to adopt a Business Plan that includes an Annual Budget for any Fiscal Year, then the Annual Budget for the Fiscal Year immediately preceding such Fiscal Year shall be deemed to be the Annual Budget for such Fiscal Year.

     (f) The Executive Committee shall meet as often as it deems necessary, but not less than ten (10) times per year. The General Partner may call any meeting of the Executive Committee. In addition, Voting Representatives representing any Limited Partner(s) which collectively hold(s) aggregate Voting Interests of at least twenty percent (20%), may by written notice to the General Partner cause a meeting of the Executive Committee to be held. In each case, the General Partner shall fix the date and time of the meeting, to be held within ten (10) days after the date of such notice, and shall provide at least five (5) days' notice of the meeting to the Voting Representatives, together with notice of the agenda of the meeting, provided that no notice shall be required to be sent to Voting Representatives who attended any previous meeting with respect to any subsequent meeting scheduled by the Executive Committee at such previous meeting thereof. The presence or participation of a Voting Representative, in person or by proxy, at a meeting of the Executive Committee shall be deemed to waive any objection based on lack of or insufficient notice unless such Voting Representative attends such meeting solely for the purposes of objecting, at the beginning thereof, to the holding of such meeting due to lack of or insufficient notice. No action shall be taken or business conducted by the Executive Committee unless a quorum is present. A quorum shall consist of the General Partner Voter and the Voting Representative of at least one Limited Partner that is not an Affiliate of the General Partner. If a quorum is not present at a meeting of the Executive Committee duly called, then the meeting shall be postponed, and the General Partner shall give at least five (5) days' notice of the new date, time and agenda for the meeting to all members of the Executive Committee. Meetings of the Executive Committee may be held in person or by telephonic conference call. Any action that could be taken by the Executive Committee at a meeting may be taken by a written consent signed by all Voting Representatives.

     (g) Each Voting Representative of the Executive Committee shall vote the Voting Interest of the Partner which he represents. Except as set forth in Section 6.5(h) or Section 6.5(i) hereof and subject to the first sentence of Section 9.2(b), all decisions of the Executive Committee concerning the Partnership or the Partnership's Business shall be approved by the affirmative vote of Executive Committee members representing a majority of all Voting Interests.

     (h) Notwithstanding anything to the contrary in Section 6.5(g) hereof, the affirmative vote of the General Partner Voter and the affirmative vote of the Voting Representative of at least one Limited Partner that is not an Affiliate of the General Partner shall be required to:

          (i) adopt a Business Plan or make any material change in the Business Plan, including but not limited to changes required as a result of the exercise of any option described in
Section 10.10(a);

          (ii) amend or modify the Operating Agreement;

          (iii) make any material change in the Partnership's
Business as of the date hereof or as the same may change pursuant to this Section 6.5;

          (iv) change the targeted debt-equity ratio of the Partnership from that set forth in the Initial Business Plan or as otherwise may be in effect from time to time;

          (v) change or deviate from the Partnership's cash flow distribution policy as described in Section 5.1 hereof;

          (vi) subject to Section 6.5(k), (x) make, authorize, or adopt any agreement between the Partnership and any Partner or any Affiliate of any Partner that provides for payments in excess of $5,000,000 in the aggregate or is otherwise material to the Partnership or (y) borrow from any Partner, or any Affiliate of any Partner, any loan having a principal amount in excess of $5~,000,000 or a term in excess of one (1) year;

          (vii) acquire or dispose of any assets constituting a business as a going concern;

          (viii) appoint the Chief Executive Officer of the Partnership;

          (ix) appoint an accounting firm for the Partnership, provided that the accounting firm of Coopers & Lybrand is hereby selected as the initial accountants of the Partnership, or a law firm to provide general representation to the Partnership;

          (x) issue any capital call in excess of the capital contribution program set forth in the Business Plan then in effect; or

          (xi) appoint an Independent Appraiser to determine
Market Value, as contemplated in Section 1.32.

     (i) Notwithstanding anything to the contrary in Section 6.5(g) hereof, the affirmative vote of the General Partner Voter and the affirmative vote of the Voting Representatives of at least two Limited Partners that are not Affiliates of the General Partner shall be required to:

          (i) admit new Partners to the Partnership, provided that this provision shall not apply to transfers permitted pursuant to Article 10 hereof;

          (ii) liquidate or dissolve the Partnership; or

          (iii) sell, transfer or assign the License or all or substantially all of the Partnership's assets.

     (j) If any Voting Representative or non-voting observer on the Executive Committee resigns, is removed or is unable or unwilling to serve on the Executive Committee, the Partner that designated such Voting Representative or observer (or the permitted transferee or assign of such party) shall have the sole right to designate a successor, whose succession shall be effected without any further action, other than such designation, being required.

     (k) Notwithstanding anything to the contrary in Section
6.5(h), actions described in 6.5(h)(vi) in respect of any transaction may be taken only after the interested Partner has provided the Executive Committee with full and complete disclosure of the material terms of such transaction.

     6.6 OTHER MANAGEMENT MATTERS.

     (a) Each Voting Representative, each member of any committee designated by the Executive Committee and each officer or employee of the Partnership, in the performance of his duties, may rely in good faith upon the books of account or reports made to the Partnership by any of its officials, or by an independent certified public accountant, or by an.appraiser selected with reasonable care by the Executive Committee or by any such committee, or upon other records of the Partnership.

     (b) Subject to Section 6.5(h)(viii), the Executive Committee shall appoint such officers of the Partnership as it shall deem beneficial to the conduct of the Partnership's Business. The officers of the Partnership shall have such duties as the Executive Committee shall prescribe to them.

     (c) Any Voting Representative, officer or agent of the Partnership or any member of any committee may resign at any time by giving written notice to the Executive Committee, to the Chairman of the Executive Committee or to the Secretary of the Partnership. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

     6.7 OPERATIONS COMMITTEE. The Partnership shall establish an Operations Committee to address the needs and resolve issues of the Rural Telcos that do not withdraw from the Partnership pursuant to Section 3.3 hereof. Each Limited Partner (other than the Rural Telcos) will have one representative on the Operations Committee. The Rural Telcos will have on the Operations Committee two representatives for the Rural Telcos located in North Carolina and two representatives for the Rural Telcos located in South Carolina. The Operations Committee will consult on and resolve matters such as technology for the System, branding (including co-branding and multiple branding) and switching. The Operations Committee will report to the Executive Committee. Such Rural Telcos will have an opportunity to participate in decisions as to operations through the Operations Committee. Matters that cannot be resolved by the Operations Committee will be referred to the Executive Committee for resolution.

     6.8 NO RETURN OF CONTRIBUTION. The General Partner shall at no time be entitled to a return of all or any part of its contribution(s) to the capital of the Partnership, except as provided in Articles 5 and 13 hereof. The General Partner shall have no right to demand and receive any property other than cash in return for its contributions, and its rights to cash shall be limited to the rights set forth in Articles 5 and 13.

     6.9 RESELLER ARRANGEMENTS. (a) If a Partner or an Affiliate of such Partner (the "Proposing Partner") desires to enter into any resale, agency, dealer or distribution arrangement with the Partnership, including the arrangement evidenced by the Service Provider Agreement (as defined in Section 1.55) and any other service provider arrangement between the Partnership and the Rural Telcos (the "Proposed Arrangement"), such Proposing Partner shall provide the Executive Committee with a full and complete written disclosure of the material terms of such Proposed Arrangement. The Proposing Partner shall submit to the Executive Committee a copy of a draft of the definitive agreement for the Proposed Arrangement and drafts of all related agreements. Promptly after such submission of the Proposed Arrangement and such drafts, the Executive Committee shall consider the Proposed Arrangement and approve or disapprove the Proposed Arrangement by the vote applicable thereto under Section 6.5. If the Executive Committee approves the Proposed Arrangement, the Proposing Partner and the Partnership shall enter into such Proposed Arrangement and shall execute and deliver any documents reasonably required for such Proposed Arrangement. If the Executive Committee disapproves the Proposed Arrangement and the Proposing Partner desires to contest the decision of the Executive Committee, the Proposing Partner shall give the Executive Committee written notice to such effect (the "Arbitration Notice"), whereupon the Proposed Arrangement shall be submitted for arbitration in accordance with Section 15.13, subject to the provisions of paragraphs (b), (c), (d), (e), (f),
(g) and (m) of this Section 6.9.

     (b) The Executive Committee shall instruct the Center for Public Resources in Washington, D.C. to conduct the arbitration in accordance with the rules and in compliance with the time periods set forth in this Section 6.9. Not later than fifteen
(15) business days after the giving of the Arbitration Notice, the Proposing Partner and the Voting Representatives of the other Partners (the "Other Voting Representatives") shall each select and appoint a neutral arbitrator from the list of distinguished neutrals of the Center for Public Resources in Washington, D.C. Not later than fifteen (15) days after the first date as of which both such arbitrators shall have been appointed, such arbitrators shall appoint a third neutral arbitrator from the list of distinguished neutrals of the Center for Public Resources in Washington, D.C.

     (c) Not later than five (5) business days after the appointment of the third arbitrator, (i) the Proposing Partner shall submit the Proposed Arrangement to the arbitrators and (ii) each of the Proposing Partner and the Other Voting Representatives shall submit to the arbitrators any findings or evidence as to generally prevailing market conditions and other resale, agency, dealer, distribution or service provider arrangements.

     (d) The arbitrators shall evaluate the Proposed Arrangement to determine whether it is consistent with similar arrangements made under similar circumstances by unaffiliated third parties as the product of arms' length negotiations, generally prevailing in the marketplace (the "Market Test"). Not later than twenty-five (25%) business days after the appointment of the third arbitrator, the arbitrators shall determine whether the Proposed Arrangement meets the Market Test.

     (e) If the arbitrators determine that the Proposed Arrangement meets the Market Test, they shall give prompt written notice thereof to the Partnership and the Other Voting Representatives. Promptly after the giving of such notice, the Proposing Partner and the Partnership shall enter into such Proposed Arrangement and shall execute and deliver any documents reasonably required for such Proposed Arrangement. If the arbitrators determine that the Proposed Arrangement does not meet the Market Test, they shall give prompt written notice thereof (the "Revised Arrangement Notice") to the Partnership and the Other Voting Representatives. The Revised Arrangement Notice shall set forth any changes to the Proposed Arrangement that the arbitrators propose to be made such that the Proposed Arrangement would meet the Market Test (the "Revised Arrangement").

     (f) The Proposing Partner shall give the Executive Committee written notice, not later than thirty (30) business days after the arbitrators shall have given the Revised Arrangement Notice, informing the Executive Committee as to whether or not the Proposing Partner elects to enter into the Revised Arrangement. If the notice sets forth the Proposing Partner's election to enter Committee an Arbitration Notice to such effect, whereupon the matter shall be submitted for arbitration in accordance with
Section 15.13, subject to the provisions of paragraphs (b), (g),
(k), (l) and (m) of this Section 6.9.

     (g) Subject to paragraphs (h), (i), (j), (k) and (l) of this Section 6.9, if a Proposing Partner and the Partnership enter into a Proposed Arrangement or a Revised Arrangement (an "Arrangement"), such Proposing Partner shall not be permitted to seek a revision thereto or termination thereof pursuant to this
Section 6.9, unless and until such Arrangement expires, or may be terminated by such Proposing Partner, under the terms of the definitive agreements documenting such Arrangement.

     (h) Notwithstanding Section 6.9(g), if a Proposing Partner believes that the terms of any resale, agency, dealer or distribution arrangement (a "Resale Arrangement") entered into after the effective date of its Arrangement by another Partner or any Affiliate of another Partner (the "Resale Partner") and the Partnership are materially more favorable to the Resale Partner than the terms of the Arrangement to which it is a party, except where the terms of the Resale Arrangement are more favorable as the result of volume commitments or volume usage by the Resale Partner, such Proposing Partner may seek to cause the terms of its Arrangement to be revised so as to be consistent with the terms of the Resale Arrangement, prior to the expiration or termination of the definitive agreements for such Arrangement, provided that such Proposing Partner does not seek any such revision prior to the six-month anniversary of the effective date of its Arrangement. To seek such revision, the Proposing Partner shall submit the matter to the Executive Committee by written notice. Promptly after such submission, the Executive Committee shall (i) consider the matter and approve or disapprove making revisions to the Proposing Partner's Arrangement, by the vote applicable thereto under Section 6.5 and (ii) give the Proposing Partner written notice of its approval (setting forth the approved revisions) or disapproval.

     (i) If the Executive Committee approves making revisions to a Proposing Partner's Arrangement and the Proposing Partner agrees to such revisions, the Proposing Partner and the Partnership shall enter into such revisions to such Arrangement and shall execute and deliver any documents reasonably required to give effect to such revisions. If either (i) the Executive Committee disapproves the making of any revisions to the Proposing Partner's Arrangement or (ii) the Proposing Partner does not agree to any revisions to its Arrangement approved by the Executive Committee, and the Proposing Partner desires to contest the decision of the Executive Committee, the Proposing Partner shall give the Executive Committee an Arbitration Notice to such effect, whereupon the matter shall be submitted for arbitration in accordance with Section 15.13, subject to the provisions of paragraphs (b), (g), (k), (l) and (m) of this
Section 6.9.

     (j) Not later than twenty-five (25) business days after the appointment of the third arbitrator pursuant to Section 6.9(b), the arbitrators selected under Section 6.9(b) shall determine any revisions to the terms of the Arrangement that would cause such terms to be consistent with the terms of the Resale Arrangement provided that the arbitrators shall not determine any such revisions (i) to the extent the terms of the Resale Arrangement are the result of different volume commitments or volume usages,
(ii) if the terms of the Arrangement as so revised would not be materially different from the terms of the Arrangement then in effect or (iii) if the terms of the Arrangement as so revised would not be materially different from the terms of the Arrangement, as such terms would have been revised had the Proposing Partner accepted revisions approved by the Executive Committee pursuant to paragraphs (h) and (i) of this Section 6.9.

If the arbitrators determine that any revisions to the Arrangement should be made as aforesaid, the arbitrators shall give the Proposing Partner and the Partnership notice thereof.

     (k) Not later than thirty (30) business days after the giving of such notice, the Proposing Partner shall give the Executive Committee notice of whether or not it elects to revise the terms of its Arrangement in accordance with the terms determined by the arbitrators. If it makes such election, promptly after the giving of such notice, the Proposing Partner and the Partnership shall enter into such revisions to such Arrangement and shall execute and deliver any documents reasonably required to give effect to such revisions. If the arbitrators determine that no revisions should be made to the terms of the Arrangement as aforesaid, the Proposing Partner shall pay all costs and expenses incurred in connection with the arbitration, including without limitation the fees and expenses of the arbitrators and the legal fees and expenses of the Partnership. If the arbitrators determine that revisions should be made to the term of the Arrangement as aforesaid, the Partnership shall pay all costs and expenses incurred in connection with the arbitration, including without limitation the fees and expenses of the arbitrators and the legal fees and expenses of the Proposing Partner.

     (l) Notwithstanding anything in this Section 6.9 to the contrary, subject to Applicable Law, paragraphs (g), (h), (i),
(j) and (k) of this Section 6.9 shall be of no force or effect, and no revisions shall be required to be made to any Arrangement pursuant to such paragraphs, if by operation of Applicable Law such paragraphs would permit a Person that is not a Partner or an Affiliate of a Partner to seek or obtain any revision to the terms of its resale, agency, dealer or distribution arrangement with the Partnership. If a Proposing Partner elects not to enter into any revision to its Arrangement in accordance with the terms proposed by the arbitrators pursuant to Section 6.9(j) in respect of any particular Resale Arrangement, such Proposing Partner shall not be permitted to seek a revision to its Arrangement pursuant to paragraphs (i), (j) and (k) of this Section 6.9 in respect of such Resale Arrangement.

     (m) Any decision of the arbitrators pursuant to this Section
6.9 shall be binding and unappealable.

                            ARTICLE 7

     POWERS, RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

     7.1 POWERS AND RIGHTS. Except as expressly provided herein and subject to the provisions of Article 6.5, without the consent of the General Partner, neither the original Limited Partners nor any future Limited Partners shall take any part in the conduct or control of the Partnership business, nor shall they have any right or authority to act or sign for, or to obligate the Partnership. Notwithstanding the foregoing sentence, a Limited Partner may provide services to the Partnership in its capacity as a Limited Partner, as the General Partner may direct. Limited Partners, except as otherwise provided herein, shall have all of the rights of a limited partner under the Act. The Limited Partners shall at no time be entitled to a return of all or any part of their contribution(s) to the capital of the Partnership except as provided in Articles 5 and 13 hereof. A Limited Partner shall have no right to demand and receive any property other than cash in return for its contributions, and its right to cash shall be limited to the rights set forth in Articles 5 and 13 hereof.

                            ARTICLE 8

                  ACCOUNTING, BOOKS AND RECORDS

     8.1 ACCOUNTING METHOD. The Partnership shall maintain its books and records on the accrual basis of accounting.

     8.2 BOOKS AND RECORDS; AUDIT.

      (a) The General Partner shall keep, or cause to be kept, at Partnership expense, full, complete and accurate books of account and other records showing the assets, liabilities, costs, expenditures, receipts, Net Profits, Net Losses (and items of income, gain, loss and deduction not included in Net Profits or Net Losses) and Free Cash Flow of the Partnership, the respective Capital Accounts of the Partners and such other matters as are set out in Section 17-305 of the Act or as shall be required by the Executive Committee. Such books of account shall be the property of the Partnership, shall be kept in accordance with generally accepted accounting principles, consistently applied, and shall be open to the inspection and examination by any Limited Partner or its duly authorized representatives at reasonable times upon at least ten (10) business days' prior written notice. Such books of account shall be maintained at the principal office of the Partnership or at such other reasonable place as the Executive Committee shall determine.

     (b) Not more frequently than once each Fiscal Year (but not in December, January or February of any Fiscal Year), a representative of each of the Limited Partners, acting collectively upon the affirmative vote of Voting Representatives representing at least a majority of the Voting Interests represented on the Executive Committee by the Limited Partners, may audit the books and records of the Partnership. Such Voting Representatives shall give the General Partner not less than ten
(10) days' written notice of any such audit, together with evidence, reasonably satisfactory to the General Partner, that they have approved such audit pursuant to the first sentence of this Section 8.2(b). Promptly after completion of the audit, the Limited Partners requesting the audit shall reimburse the Partnership on a pro rata basis (based on their respective Voting Interests) for the cost of assisting in the audit, if two or more employees of the Partnership devoted more than ten (10) business days each to such assistance.

     8.3 FINANCIAL REPORTS AND TAX RETURNS.  On the fifteenth
(15th) day of each month, the General Partner shall deliver to the Limited Partners a monthly management report (one month in arrears), which will include matters such as revenues, net income, cash flow and customer count. Within sixty (60) days after the end of each Fiscal Year, the General Partner shall give each Limited Partner notice of its estimate, based on all available facts, of Partnership items of Net Profit, Net Loss, income, gain, loss and deduction allocable to such Limited Partner for such Fiscal Year. Within ninety (90) days after the end of each Fiscal Year, the General Partner shall cause to be prepared financial statements of the Partnership for such Fiscal Year, including a balance sheet and a profit and loss statement. The General Partner shall also cause, at Partnership expense, the Partnership's tax returns and other governmental returns and reports to be prepared and timely filed. The General Partner shall deliver copies of such financial statements, Schedule K-1 of Form 1065 (or a comparable schedule) and other necessary information for each Fiscal Year to each Partner within ninety
(90) days following the end of each Fiscal Year.

     8.4 SPECIAL BASIS ADJUSTMENT. In connection with any permitted transfer of an Equity Interest and Voting Interest, or in connection with the retirement or withdrawal of any Partner, the Executive Committee, in its reasonable discretion, may cause the Partnership to elect pursuant to Code section 754 to adjust the basis of Partnership property in the manner provided in Sections 734(b) and 743(b); provided, however, that the Executive Committee shall not make any election pursuant to Code section 754 unless the effect of such election (upon the request of the transferor Partner) is to increase the basis of Partnership property; and provided further, that the Executive Committee shall make such election in the event of a transfer by a Partner of a Voting Interest of 5% or more, or the redemption of such a Voting Interest, so long as the transferee requests such election and agrees in writing to pay the Partnership, on an ongoing basis, all administrative expenses (including without limitation accounting, bookkeeping and tax return preparation expenses) incurred by the Partnership arising out of or relating to such election.

     8.5 TAX MATTERS PARTNER.  The Tax Matters Partner for the
Partnership shall be BellSouth.

                            ARTICLE 9

     WITHDRAWAL, RETIREMENT AND DISQUALIFICATION OF PARTNERS

     9.1 LIMITED PARTNERS.  The disqualification (as defined in
Section 9.3) of any Limited Partner shall not dissolve the Partnership. Upon the disqualification of a Limited Partner, the successor-in-interest of such Limited Partner shall become an assignee of the Limited Partner's Equity Interest in the Partnership and shall be credited or charged with and/or paid, as the case may be, all further allocations and distributions on account of the Equity Interest of the Limited Partner; provided that no such successor-in-interest shall become a substituted Limited Partner without first complying with the provisions of
Article 10 hereof.

     9.2 GENERAL PARTNER. The General Partner shall not have the right to withdraw from the Partnership. If the General Partner becomes disqualified, the Partnership shall dissolve and thereafter conduct only activities necessary to wind up its affairs in accordance with the provisions of Article 13 hereof, unless, within 90 days after the disqualification of the General Partner, Voting Representatives representing a majority of the Voting Interests held by the Limited Partners determine to continue the Partnership pursuant to the terms and provisions of this Agreement. If a decision to continue the Partnership is made, then:

     (a) One or more new General Partners shall be elected by Partners owning at least a majority of the Voting Interests owned by all Partners, effective as of the date of the General Partner's disqualification. The new General Partner(s) shall receive from the Partnership such Voting Interest and Equity Interest as such Partners shall determine, but in no event will such new General Partner(s) receive (collectively if there is more than one new General Partner) less than a one percent (1~) Voting Interest and Equity Interest.

     (b) If, at the time of the General Partner's disqualification, the General Partner is BellSouth, BellSouth shall become a substituted Limited Partner for all purposes of this Agreement, without qualifying as such pursuant to Article 10, provided that BellSouth's Voting Interest, solely for purposes of voting under Section 6.S(g), shall equal the lesser of (i) BellSouth's actual Voting Interest or (ii) forty-nine percent (49%). If at the time of the General Partner's disqualification the General Partner is not BellSouth, the Equity Interest of the former General Partner shall become a Limited Partner Equity Interest for all purposes thereafter, and the former General Partner or its successor-in-interest shall be entitled to receive allocations of Net Profits and Net Losses and distributions of Free Cash Flow equal to what it would have been entitled to but for its disqualification.

     9.3 DISQUALIFICATION. For purposes of this Agreement, a Partner shall be deemed to be "disqualified" upon the occurrence of any of the following events: (i) its filing of a voluntary petition in bankruptcy that is not dismissed within ninety (90) days after filing; (ii) its adjudication as bankrupt or insolvent; (iii) its making an assignment for the benefit of creditors; or (iv) its becoming subject to involuntary reorganization or liquidation proceedings.

                           ARTICLE 10

                       PLEDGES; TRANSFERS

     10.1 PLEDGES. No Partner may pledge, mortgage, hypothecate or otherwise transfer as security all or any part of its Equity Interest or its Voting Interest in the Partnership, or transfer, assign or endorse any debt owed by the Partnership to such Partner, without the prior written consent of all other Partners, provided that this Section 10.1 shall not apply to any agreement to which any Rural Telco is a party, which (i) is in existence prior to the date hereof and (ii) contains a provision encumbering after-acquired property of the type described above.

     10.2 TRANSFERS BY PARTNERS.

     (a) Except as expressly permitted hereunder, from the date hereof until the sixth anniversary of the Award Date, no Partner may sell, transfer or assign its Equity Interest or its Voting Interest to any Person without the prior written consent of Partners holding aggregate Voting Interests of at least 51% of the other Partners' Voting Interests; provided that any sale, transfer, or assignment consented to by the Partners shall nonetheless be subject to Section 10.4.

     (b) After the sixth anniversary of the Award Date, subject to Section 10.4, (i) the General Partner may transfer all or any part of its Equity Interest and Voting Interest, subject to
Section 10.6, and (ii) each Limited Partner may transfer all or any part of its Equity Interest and Voting Interest.

     (c) Notwithstanding anything in this Agreement to the contrary, any Partner may at any time transfer its Voting Interest, Equity Interest and rights under this Agreement and the Transaction Documents to which it is a party, and delegate its obligations under this Agreement and such Transaction Documents, to (i) in the case of any Partner other than APC, the ultimate parent of such Partner or any direct or indirect wholly-owned subsidiary or subsidiaries of such Partner or the ultimate parent of such Partner, or (ii) in the case of APC, to the Washington Post Company or American Personal Communications, Inc. or to any other entity all of whose equity is owned by the Washington Post Company, American Personal Communications, Inc., or both, in each case free of any restriction or rights of other Partners hereunder, including without limitation those under Section 10.4 and 10.6, provided that such Partner shall remain fully obligated for the performance by its transferee of all obligations of such Partner under this Agreement ~nd the Transaction Documents to which it is a party or the ultimate parent of any such Partner whose obligations hereunder and~thereunder are not, immediately prior to such transfer, guaranteed under a Guarantee, shall deliver a Guarantee, in the form of SCHEDULE 10.2(C), of its ultimate parent or another credit-worthy Affiliate acceptable to the Executive Committee exercising reasonable judgment, unless the Executive Committee determines in its reasonable judgment that no such Guarantee is necessary.

     10.3 ADDITIONAL RESTRICTIONS ON TRANSFERS BY RURAL TELCOS. No Rural Telco may sell, transfer or assign its rights under its Partitioned License (if any), its rights under any of the Transaction Documents to which it ia a party, or all or any material portion of its Operating Assets (as defined in the Partition Agreement), if any, (i) except in compliance with this
Section 10.3 or (ii) if such sale, transfer or assignment would have an adverse effect on its Partitioned License, if any. Notwithstanding anything to the contrary herein, in connection with any permitted transfer and assignment by a Rural Telco to any Person of its Equity Interest and its Voting Interest, such Rural Telco shall simultaneously transfer and assign to such Person all of such Rural Telco's Operating Assets, if any and in connection with any permitted transfer and assignment by an Operating Telco to any Person of its Operating Assets, if any, such Operating Telco shall simultaneously transfer and assign to such Person its Equity Interest and its Voting Interest.

     10.4 RIGHT OF FIRST REFUSAL. Subject to the restrictions on the transfer and assignment of Equity Interests and Voting
Interests specified in this Article 10:

     (a) Any Partner (the "Seller") desiring to sell, transfer, assign or otherwise dispose of all or any portion of its Equity Interest or its Voting Interest (the "Offered Interest") or, in the case of a Rural Telco, its Operating Assets (the "Offered Assets"), shall first obtain a bona fide written offer (the "Outside Offer"), from a Person which is not Affiliated with the Seller (a "Third Party") to purchase all (but not less than all) of the Offered Interest and the Offered Assets for cash payable at the closing of such sale or on a deferred basis (or a combination thereof). Subject to Section 10.4(f), before the Seller may accept the Outside Offer, it shall first offer to sell the Offered Interest and the Offered Assets to the Partnership at the price and upon the terms contained in the Outside Offer. The Seller's offer to the Partnership shall be in writing, shall be accompanied by a copy of the Outside Offer and the full names and addresses of the Third Party, and shall remain open for thirty
(30) days after delivery. The Seller's offer may not be revoked by the Seller for any reason, including without limitation the withdrawal or termination of the Outside Offer. The Partnership shall be entitled to acquire all (but not less than all) of the Offered Interest and the Offered Assets at the price and upon the terms contained in the Outside Offer. If the Seller's offer is accepted by the Partnership as to all of the Offered Interest and the Offered Assets, the closing shall be at the principal offices of the Partnership within thirty (30) days (subject to extension to the extent required for any FCC approval of such transfer) after the Seller's receipt of acceptance. At the closing, the Seller shall deliver to the Partnership written instruments of transfer of the Offered Interest and the Offered Assets in form and substance reasonably satisfactory to the Partnership. The Offered Interest and the Offered Assets shall be transferred and assigned to the Partnership free and clear of all claims, liens, encumbrances, restrictions and security interests (except for the restrictions created by this Agreement), with full warranties of title. Upon the delivery of such instrument of transfer, the Partnership shall pay the purchase price to the Seller in immediately available funds in accordance with the terms and conditions of the Outside Offer.

     (b) If the Seller's offer is not accepted by the Partnership as to all of the Offered Interest and the Offered Assets, then, except if the Seller is a Rural Telco, the Seller shall offer to sell the Offered Interest and the Offered Assets to the other Partners at the price and upon the terms contained in the Outside Offer. The Partners shall be entitled to acquire all (but not less than all) of the Offered Interest and the Offered Assets at the price and upon the terms contained in the Outside Offer, in amounts proportionate to their own respective Voting Interests (unless: (i) otherwise agreed among them, or (ii) one or more of them declines the offer, in which event the remaining Partners shall be entitled to purchase the Offered Interest and the Offered Assets in amounts proportionate to their own respective Voting Interests or as otherwise agreed among them), and shall have thirty (30) days after receipt of the Seller's written offer in which to accept such offer by delivering a written notice to that effect to the Seller. If the Seller's offer is accepted by the other Partners as to all of the Offered Interest and the Offered Assets, the closing shall be at the principal offices of the Partnership within thirty (30) days (subject to extension to the extent required for any FCC approval of such transfer) after the Seller's receipt of acceptance. At the closing, the Seller shall deliver to the other Partners written instruments of transfer of the Offered Interest and the Offered Assets in form and substance reasonably satisfactory to the Partnership. The Offered Interest and the Offered Assets shall be transferred and assigned to the other Partners free and clear of all claims, liens, encumbrances, restrictions and security interests (except for the restrictions created by this Agreement), with full warranties of title. Upon the delivery of such instrument of transfer, the other Partners shall pay the purchase price to the Seller in immediately available funds in accordance with the terms and conditions of the Outside Offer.

     (c) If the Seller's offer is not accepted by another Rural Telco (in the case of an offer to the Rural Telcos pursuant to Section 10.4(f)), the Partnership or the other Partners as to all of the Offered Interest and the Offered Assets, then the Seller shall be free to sell, transfer or assign all (but not less than all) of the Offered Interest and the Offered Assets to the Third Party at the price and upon the terms and conditions contained in the Outside Offer; provided, however, that the sale and transfer of such Offered Interest and the Offered Assets shall not violate the provisions of any applicable securities laws.

     (d) If the Offered Interest and the Offered Assets so offered to Rural Telcos, the Partnership or the other Partners, but not accepted by one or more of them, has not been sold, transferred or assigned to the Third Party in accordance with the terms and conditions of the Outside Offer within ninety (90) days after the expiration of the Seller's offer to the other Partners, then the restrictions provided in this Section shall again become effective with respect to such Offered Interest and the Offered Assets.

     (e) Notwithstanding anything to the contrary in this Section, subject only to the approval of the General Partner (which shall not be unreasonably withheld), the rights of first refusal provided in this Section shall not apply to any sale, transfer or assignment by a Rural Telco of its Operating Assets, its Equity Interest and its Voting Interest to another Rural Telco.

     (f) If the Seller is a Rural Telco, before the Seller may accept the Outside Offer, it shall first offer to sell the Offered Interest and the Offered Assets to the other Rural Telcos at the price and upon the terms contained in the Outside Offer. The Seller's offer to the other Rural Telcos shall be in writing, shall be accompanied by a copy of the Outside Offer and the full names and addresses of the Third Party, and shall remain open for thirty (30) days after delivery. The Seller shall send a copy of such offer to the Voting Representative of such Rural Telco. The Seller's offer may not be revoked by the Seller for any reason, including without limitation the withdrawal or termination of the Outside Offer. The Rural Telcos shall decide amongst themselves which single Rural Telco, if any, shall purchase the Seller's Offered Interest and Offered Assets. Such Rural Telco shall be entitled to acquire all (but not less than all) of the Offered Interest and the Offered Assets at the price and upon the terms contained in the Outside Offer. If the Seller's offer is not accepted by a Rural Telco, the Voting Representative of the Rural Telcos shall give the Partnership notice thereof, and the date of such notice shall be deemed to be the date on which the Seller shall have first notified the Partnership of the Outside Offer for purposes of Section 10.4(a). If the Seller's offer is accepted by such Rural Telco as to all of the Offered Interest and the Offered Assets, the closing shall be at the principal offices of the Partnership within thirty (30) days (subject to extension to the extent required for any FCC approval of such transfer) after the Seller's receipt of acceptance. At the closing, the Seller shall deliver to such Rural Telco written instruments of transfer of the Offered Interest and the Offered Assets in form and substance reasonably satisfactory to the Rural Telco. The Offered Interest and the Offered Assets shall be transferred and assigned to such Rural Telco free and clear of all claims, liens, encumbrances, restrictions and security interests (except for the restrictions created by this Agreement), with full warranties of title. Upon the delivery of such instrument of transfer, such Rural Telco shall pay the purchase price to the Seller in immediately available funds in accordance with the terms and conditions of the Outside Offer.

     (g) Notwithstanding anything to the contrary in this Section, subject only to the approval of the General Partner (which shall not be unreasonably withheld), the rights of first refusal provided in this Section shall not apply to any transfer or assignment by Concord Telephone Company ("Concord") or Ellerbe Telephone Company ("Ellerbe") of their respective Equity Interests and Voting Interests to a corporation or partnership, all of whose equity is held, legally and beneficially, by Concord and Ellerbe (the "Transferee Entity"), provided that such assignment or transfer is effected not later than seventy-five
(75) days after the date hereof. If Concord and Ellerbe do not desire to effect any such assignment or transfer, Ellerbe shall have the right to withdraw from the Partnership without penalty or liability, so long as Ellerbe gives the Partnership written notice of withdrawal not Later than forty-five (45) days after the date hereof. If Concord and Ellerbe desire to effect any such assignment or transfer, Concord and Ellerbe, not later than forty-five (45) days after the date hereof, shall deliver to the General Partner any information reasonably requested concerning the Transferee Entity and the arrangements of Concord and Ellerbe with respect thereto, including without limitation (i) copies of all the proposed constituent documents of such Transferee Entity or documents setting forth the arrangements between Concord and Ellerbe, (ii) financial information, (iii) evidence of adequate capitalization and (iv) information respecting the effect of such transfer or assignment on partitioning. Not later than sixty-five (65) days after the date hereof, the General Partner shall give Concord and Ellerbe written notice of its approval or disapproval of the proposed assignment or transfer. Notwithstanding the foregoing, if the General Partner shall not approve (not to be unreasonably withheld) such transfer or assignment, Ellerbe shall be permitted to withdraw from the Partnership without penalty or liability, so long as such withdrawal is effected not later than ten (10) days after the date on which the General Partner gives notice of disapproval. Upon any such withdrawal from the Partnership, Ellerbe's Equity Interest and Voting Interest shall be deemed immediately transferred to BellSouth without any payment therefor.

     10.5 RESTRICTION ON TRANSFERS OF PARTNERSHIP INTERESTS. No sale, transfer or assignment of an Equity Interest and Voting Interest by a Partner to any Person otherwise permitted by the terms of this Article 10 shall be made (i) unless the Equity Interest and Voting Interest are sold, transferred or assigned simultaneously to the same Person, (ii) unless made in accordance with Applicable Law, (iii) if such sale, assignment or transfer would have an adverse effect on the right of the Partnership, as determined by the Partnership in its reasonable judgment, to hold the License and (iv) unless such Person executes a written agreement, in form and substance reasonably satisfactory to the General Partner, to assume and be bound by all of the duties and obligations of such Partner relating to the sold, transferred or assigned Equity Interest and Voting Interest under this Agreement and each of the other Transaction Documents to which such Partner is a party. Each Partner and the Partnership shall, without further consideration, execute and deliver any such instruments of assignment, transfer, assumption, or conveyance and any such receipts, acknowledgements, acceptances and assurances, as may be reasonably requested in connection with any sale, transfer or assignment of an Equity Interest and Voting Interest complying with the requirements of this Article 10. Any Person to which an Equity Interest or Voting Interest is sold, assigned or transferred in accordance with this Article 10, including without limitation this Section 10.5, shall be deemed to be admitted to the Partnership for purposes of this Agreement.

     10.6 TAKE ALONG/TAG ALONG.

     (a) Subject to Section 10.4, if, after the sixth anniversary of the Award Date, BellSouth desires to sell, transfer and assign to an unaffiliated third-party purchaser, in an arm's length transaction, (i) its entire Equity Interest and Voting Interest in the Partnership, or (ii) less than all of such interests where such interests represent more than fifty percent (50%) of the Equity Interests and Voting Interests held by all Partners, BellSouth shall give each of the Limited Partners notice thereof (the "10.6 Notice"), which 10.6 Notice shall set forth the portion of its Equity Interest and Voting Interest that it desires to sell, the price and other material terms and conditions for such sale and the expected closing date for the transaction.

     (b) BellSouth shall have the right to require all of the Limited Partners (other than the Rural Telcos) to sell their entire Equity Interests and Voting Interests to such third party purchaser, on the same terms and conditions (including price) as apply to BellSouth's sale to such purchaser. If BellSouth desires to exercise such right, BellSouth shall notify the Limited Partners of such exercise in the 10.6 Notice.

     (c) If BellSouth shall have given the Limited Partners a
10.6 Notice, and if BellSouth shall not have exercised the rights referred to in Section 10.6(b), each Limited Partner (including without limitation the Rural Telcos) shall have the right to require BellSouth to include all, but not less than all, of such Limited Partner's Equity Interest and Voting Interest in BellSouth's sale to the third-party purchaser, on the same terms and conditions (including price) as apply to BellSouth's sale to such purchaser, provided, that no Rural Telco shall be permitted to exercise such right unless all Rural Telcos exercise such right. Each such Limited Partner desiring to exercise such right shall deliver to BellSouth written notice thereof, not later than thirty (30) days following BellSouth's delivery of the 10.6 Notice to the Limited Partners. Following receipt of such notice, BellSouth shall require the documentation for such transaction to reflect the inclusion of such Limited Partners' Equity Interests and Voting Interests therein.

     (d) If either BellSouth exercises it rights under Section 10.6(b) or the Limited Partners exercise their rights under
Section 10.6(c), the closing of the sale of the Equity Interests and Voting Interests of the Partners shall take place simultaneously, on such date and at such place as BellSouth and the purchaser thereof shall agree.

     10.7 TRANSFERS OF PARTNERSHIP ASSETS. The Partnership will not sell, transfer or assign the License or all or any material portion of its assets without the affirmative vote contemplated in Section 6.5(i)(iii) hereof. In the event of any such sale, transfer or assignment by the Partnership to any Person in accordance with Section 6.5(i)(iii) hereof, and simultaneously therewith, the Partnership will require such Person to execute a written agreement, in form and substance reasonably satisfactory to the General Partner, to assume and be bound by all of the duties and obligations of the Partnership relating to the sold, transferred or assigned assets under each of the Transaction Documents to which the Partnership is a party.

     10.8 RURAL TELCO TRANSFERS.

     (a) A Rural Telco may at any time transfer and assign all, but not less than all, of its Equity Interest and its Voting Interest to any Person controlling, or under direct or indirect common control with such Rural Telco or to any Family Affiliate of such Rural Telco. For purposes of this Section 10.8, (i) a Person shall be deemed to "control" another if it possesses, directly or indirectly, the exclusive power to direct or cause the direction of the management or policies of such other Person through the ownership of voting securities or interests, (ii) "common control" means that the Rural Telco and the other Person are both ultimately controlled by the same Person or Persons,
(iii) "Family Affiliate" means any single individual who is a Family Member or any single partnership, corporation, limited liability company, trust, estate or other entity, more than seventy-five (75%) of whose equity is held by Family Members, and
(iv) "Family Members" means the then-current equity holders of a Rural Telco and members of the immediate families (including grandchildren) of such equity holders and trusts, where ninety percent (90%) or more of the investments of the trust (based on their actuarial value) are held for the sole benefit of any one or more of the foregoing. Notwithstanding anything to the contrary herein, no Rural Telco may sell, transfer or assign its Equity Interest or its Voting Interest to a Person (including a Family Affiliate) whose participation would have an adverse effect on the right of the Partnership to hold the License.

     (b) Subject to Sections 10.3 and 10.5 and receipt of the prior approval of the General Partner (not to be unreasonably withheld), (i) a Rural Telco may at any time transfer and assign all, but not less than all, of its Equity Interest and its Voting Interest to (x) any Person which is controlled by (A) one or more Rural Telcos, (B) one or more Family Affiliates which control one or more Rural Telcos, or (C) one or more Persons controlled by one or more Rural Telcos (the "Holding Company"); or (y) any Person controlled or under direct or indirect common control of such Holding Company; and (ii) a Rural Telco (which is a cooperative) may at any time transfer and assign all, but not less than all, of its Equity Interest and its Voting Interest to a cooperative which is established by such Rural Telco to hold such Equity Interests and Voting Interests.

     10.9 CHANGE OF CONTROL.

     (a) Upon any change of control (as defined in clause (i) of the second sentence of Section 10.8(a)) of a Partner or the ultimate parent of a Rural Telco, the Partnership will have the right and option, but not the obligation, to purchase the Voting Interest and Equity Interest of such Partner or such Rural Telco, as the case may be, its interest in each of the Transaction Documents to which it is a party and, if such Rural Telco holds a Partitioned License, the Operating Assets of such Rural Telco, at a price equal to their Fair Value. For purposes of this Section, a "change of control" will not be deemed to have occurred if (i) the capital stock of a Partner or a Rural Telco is transferred to a Person controlling, controlled by or under common control with such Partner or such Rural Telco, as the case may be, (ii) there occurs a change of control of (x) any Partner's ultimate parent company that is a public company or (y) any Partner that is a public company or (iii) there occurs a change of control of a Rural Telco as a result of its merger with another Rural Telco or the transfer of its capital stock to another Rural Telco, if the General Partner shall have approved such merger or transfer (such approval not to be unreasonably withheld).

     (b) For purposes of this Section 10.9, a "change of control" will not be deemed to occur with respect to a transfer made in accordance with Section 10.8 or the establishment of a Holding
Company in accordance with Section 10.8(b).

     10.10 APC BUYOUT.

     (a) On the fourth anniversary of the date hereof and on each successive anniversary of the date hereof thereafter, (i) the Partnership will have the right and option to purchase all, but not less than all, of the Carried Interest at a price equal to the Fair Value of the Carried Interest, and (ii) APC will have the right and option to require the Partnership to purchase all, but not less than all, of the Carried Interest at a price equal to the Fair Value of the Carried Interest. If the Partnership or APC desires to exercise such option, it shall give the other written notice of such exercise not less than ninety (90) days prior to the applicable anniversary. The closing for the purchase and sale transaction shall occur at the principal office of the Partnership on the applicable anniversary, or, if such anniversary is not a business day, on the first business day following the applicable anniversary.

     (b) If either the Partnership or APC exercises its rights pursuant to Section 10.10(a), the Partnership shall use reasonable efforts to borrow, on commercially reasonable terms, an amount sufficient to pay APC the purchase price of the Carried Interest, determined pursuant to this Section 10.10; provided, that the obligation of the Partnership to purchase the Carried Interest following the exercise by the Partnership or APC of its rights under Section 10.10(b) shall be absolute and shall not be contingent on the Partnership's ability to borrow such amount.

     (c) At the closing of any purchase and sale pursuant to
Section 10.10(a), APC shall transfer to the Partnership, and the Partnership shall purchase, the Carried Interest, and the Partnership shall pay APC the purchase price therefor, by wire transfer in immediately available funds to such bank account or accounts as APC shall designate. Each party to such purchase and sale shall execute such instruments of assignment, transfer and assumption as the other party shall reasonably request.

                           ARTICLE 11

                        EVENTS OF DEFAULT

     11.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events by or with respect to a Partner (the
"Defaulting Partner") will constitute an event of default under this Agreement (an "Event of Default"):

     (a) the Defaulting Partner defaults in the performance of any obligation hereunder to be performed by the Defaulting
Partner and such default is not cured or waived in writing within forty (40) days following the giving of written notice by the Partnership;

     (b) the occurrence of an Event of Default respecting a Defaulting Partner under a Transaction Document to which it is a party, where such Transaction Document contains a definition of an "Event of Default" thereunder; or

     (c) the Defaulting Partner defaults in the performance of any obligation to be performed by the Defaulting Partner under any Transaction Document to which such Defaulting Partner is a party, where such Transaction Document does not contain a definition of "Event of Default" and such default is not cured or waived in writing following the giving of any notice or the expiration of any cure period set forth in such Transaction Document, or if none is set forth in such Transaction Document, within forty (40) days following the giving of written notice by the Partnership.

The Partnership shall give the General Partner notice of any event under Section 11.1(a), (b) or (c) respecting the General Partner, if Voting Representatives representing at least a majority of the Voting Interests held by Limited Partners that are not Affiliates of the General Partner approve such notice, at an Executive Committee meeting duly called or at a meeting attended by such Voting Representatives of such Limited Partners.

     11.2 PARTNERSHIP'S REMEDIES UPON DEFAULT.

     (a) Upon the occurrence of any Material Default (as hereinafter defined), in addition to any rights provided by law, the Partnership shall have the right to purchase, and to require the Defaulting Partner to sell, the Defaulting Partner's Voting Interest and Equity Interest for an amount equal to the balance of the Defaulting Partner's Capital Account as of the time of the Material Default (without giving effect to any adjustment in such Capital Account pursuant to Section 1.12(c) that would otherwise occur by virtue of such sale), and, if the Defaulting Partner is a Rural Telco, the Partnership shall have the right to purchase from such Operating Telco, and to require such Operating Telco to sell, such Operating Telco's Operating Assets (including its Partitioned License) for an amount equal to the depreciated book value of such Operating Assets (including the depreciated book value of its Partitioned License). For purposes of this Section 11.2, "Material Default" means any Event of Default arising out of or resulting from (i) any breach by a Partner of its obligations set forth in Article 10 or 14, (ii) any breach by a Partner under Section 3.6 or 3.8(b) or (iii) any breach by a Rural Telco of any of its obligations under the Operating Agreement the breach of which would constitute a material breach as defined therein.

     (b) Upon the occurrence of any Event of Default not constituting a Material Default, the Partnership shall have any and all rights and remedies as shall be available under Applicable Law or under the Transaction Documents.

     (c) If the Partnership exercised its remedies under Section 11.2(a) and, as a result thereof, acquires the Voting Interest, Equity Interest and Operating Assets of any Operating Telco, the Partnership thereafter shall offer such Voting Interest, Equity Interest and Operating Assets for sale to the Operating Telcos for a price equal to the Fair Value thereof. Such offer shall be made in a writing delivered to the Operating Telcos not more than thirty (30) days after the Partnership acquires such Voting Interest, Equity Interest and Operating Assets. The Operating Telcos shall decide amongst themselves which Operating Telco, if any, shall purchase such Voting Interest, Equity Interest and Operating Assets, and the Voting Representative of the Rural Telcos shall give the Partnership written notice thereof not later than thirty (30) days after the Partnership gives them the notice of such sale. Promptly after such Voting Representative gives the Partnership such notice, the Fair Value of the Voting Interest, Equity Interest and Operating Assets shall be determined. Not more than thirty (30) days after the Fair Value of the Voting Interest, Equity Interest and Operating Assets shall be determined, the Partnership shall sell to such Operating Telco, and such Operating Telco shall purchase, such Operating Assets for a price payable in immediately available funds equal to Fair Value, as so determined.

     11.3 CONSEQUENCES OF EXERCISING REMEDY. Upon the purchase, pursuant to Section 11.2(a), of a Defaulting Partner's Voting Interest and Equity Interest, or of the Operating Assets of such Defaulting Partner if such Defaulting Partner is an Operating
Telco:

     (a) the Voting Interests and Equity Interest of the Partners hereunder shall be recalculated as of the date of the Event of Default to take into account the acquisition by the Partnership of the Defaulting Partner's Voting Interest and Equity Interest (i.e., by reducing the Voting Interest and Equity Interest of such Defaulting Partner to zero);

     (b) SCHEDULES 1.57 AND 1.19 attached hereto shall be revised to reflect the recalculated Voting Interests and Equity Interests hereunder; and

     (c) if the Defaulting Party is an Operating Telco then each of the Transaction Documents shall be terminated as it relates to such Operating Telco.

                           ARTICLE 12

                   DISSOLUTION OF PARTNERSHIP

     12.1 EVENTS OF DISSOLUTION. The Partnership shall be dissolved, and shall terminate for tax purposes, upon the first to occur of any of the following events:

     (a) The sale or other disposition of all or substantially all of the Partnership's assets;

     (b) The failure of the Partners to continue the Partnership after the disqualification of the General Partner in accordance with the provisions of Section 9.2 hereof;

     (c) The sale of Equity Interests and Voting Interests, in accordance with this Agreement, by one or more Partners such that 100% of the Equity Interests and Voting Interests in the Partnership are held by a single Person; or

     (d) The expiration of the term of the Partnership set forth in Section 2.4 hereof;

     (e) The affirmative vote of the General Partner Voter on the Executive Committee plus the affirmative votes of the Voting
Representatives of at least two of the Limited Partners to dissolve the Partnership, as contemplated by Section 6.5(i)(ii);
or

     (f) The final award of the PCS licenses respecting the MTA for both the A block and the B block (as described in the definition of PCS) to Persons other than BellSouth.

                           ARTICLE 13

                 DISTRIBUTIONS UPON DISSOLUTION

     13.1 LIQUIDATION.

     (a) Upon the dissolution of the Partnership, the Partnership immediately shall commence to wind-up its affairs. A reasonable period of time shall be allowed for the orderly termination of the Partnership's business, the discharge of its liabilities and the distribution or liquidation of its remaining assets so as to enable the Partnership to minimize the normal losses attendant to the liquidation process. A full accounting of the assets and liabilities of the Partnership shall be taken and a written statement thereof shall be furnished to each Partner within 30 days after the dissolution. At the election of the Executive Committee, such accounting and statement shall be prepared at Partnership expense by a liquidating trustee selected by the Executive Committee.

     (b) In the event of a dissolution on account of a sale or other disposition of all or substantially all of the Partnership's assets and payment of a portion of the proceeds from the sale or disposition is deferred, through the Partnership receiving a purchase money note or otherwise, the Partnership shall not be finally liquidated until the deferred portion of the purchase price is collected in full (or deemed worthless by the General Partner or the liquidating trustee) and the General Partner shall not be required to distribute the indebtedness representing the deferred portion of the purchase price to the Partners. In the event that following a sale of all or substantially all of the Partnership's assets, the Partnership reacquires title to all or a portion of the assets, by foreclosure, sale under power of sale, deed in lieu thereof or otherwise, the Partnership shall be reformed and reinstated on the terms contained in this Agreement, notwithstanding the prior dissolution under Article 12 hereof.

     (c) The Partnership's property and assets and/or the proceeds from the liquidation thereof shall be applied in the following order of priority:

          (i) Payment of the debts and liabilities of the Partnership, in the order of priority provided by law (but excluding any loans by the Partners to the Partnership), and payment of the expenses of liquidation;

          (ii) Setting up of such reserves as the liquidating trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership or any obligation or liability not then due and payable; provided, any unspent balance of such reserve, at the expiration of such period as the liquidating trustee shall deem advisable, shall be distributed in the manner hereinafter provided;

          (iii) Payment, on a pro rata basis, of any loans from or debts owed to Partners;

          (iv) Payment to APC of the positive balance of APC's
Capital Account, adjusted to the date of payment, including, without limitation, adjustments pursuant to Section 4.14; and

          (v) Payment to all Partners on a pro rata basis of the remaining positive balances of their Capital Accounts, adjusted to the date of payment, including, without limitation, adjustments pursuant to Section 4.14.

     (d) In the event that the Partnership is liquidated within the meaning of Regulations section 1.704-1(b)(2)(ii)(g), the distributions made pursuant to this Section 13.1 shall be made in compliance with 1.704-l(b)(2)(ii)(b)(2). In the event that the Partnership is liquidated within the meaning of Regulations section 1.704-1(b)(2)(ii)(g), but the Partnership has not dissolved pursuant to Section 12.1 above, the Partnership shall be deemed to distribute the Partnership's property to the Partners, who shall be deemed to assume and take such property subject to the Partnership's liabilities, all in accordance with the balances of their respective Capital Accounts. Immediately thereafter, the Partners shall be deemed to recontribute such property in kind to the Partnership, who shall be deemed to assume and take such property subject to all such liabilities.

     13.2 DEFICIT CAPITAL ACCOUNT. In the event that the Partnership or the Equity Interest of the General Partner is "liquidated" within the meaning of Regulations section 1.7041(b)(2)(ii)(g), and the General Partner has a deficit Capital Account balance (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including such Fiscal Year in which such liquidation occurs), the General Partner shall contribute to the capital of the Partnership an amount of cash necessary to restore such deficit Capital Account balance to zero in compliance with Regulations section 1.7041(b)(2)(ii)(b)(3), but only to the extent required by Delaware law. Notwithstanding anything in this Agreement to the contrary, no Limited Partner shall have any obligation to restore any negative or deficit balance in its Capital Account upon dissolution or liquidation of the Partnership, or otherwise.

     13.3 NO FURTHER CLAIM. Except as expressly provided in this Agreement, each Partner shall look solely to the assets of the Partnership for the return of its investment in the Partnership (including capital contributions and loans from a Partner to the Partnership), and no Partner shall have any liability or obligation to the Partnership or to any other Partner to repay any unreturned capital contributions or loans made by any Partner to the Partnership.

     13.4 NO ACTION FOR DISSOLUTION. The Partners acknowledge that irreparable damage would be done to the goodwill and reputation of the Partnership if any Partner should bring an action in court to dissolve the Partnership. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payments in liquidation of the Equity Interests and Voting Interests of all Partners. Accordingly, each Partner hereby waives and renounces his right to initiate legal action to seek dissolution, or to seek the appointment of a receiver or trustee to liquidate the Partnership.

                           ARTICLE 14

                         NON-COMPETITION

     14.1 NON-COMPETITION. (a) Except to the extent permitted by this Agreement or any of the Transaction Documents, each of the Partners agrees that for a period commencing on the date of this Agreement and continuing until the earlier to occur of (A) three
(3) years after it ceases to be a Partner of the Partnership or
(B) the dissolution of the Partnership pursuant to Section 12.1(f), neither it nor any of its Affiliates will, directly or indirectly, individually or on behalf of any Person other than the Partnership, (i) engage in, consult with or own, control, manage, take an equity interest in, or otherwise participate in the ownership, control or management of a PCS business operating under the other 30 MHz PCS license for the MTA, (ii) solicit, divert or appropriate customers to any PCS business operating under the other 30 MHz PCS license for the MTA, or (iii) except for BellSouth's bid for the License as contemplated hereby, (x) bid on either PCS License in the A or B band for the MTA, (y) if the License is awarded, bid on any 30 MHz PCS license in the C band for any BTA included within the geographical area covering the MTA, or (z) pending the award of the License, enter into any binding agreement with any Person that is not a Partner respecting any bid for any PCS license in any such BTA. Notwithstanding the foregoing, Duke Engineering & Services, Inc. shall not be prohibited from providing consulting engineering services (including without limitation site selection and construction oversight) to a PCS business. Nothing contained in this Section 14.1 shall be construed to prohibit any Partner or Affiliate of any Partner from (A) engaging in, consulting with or owning, controlling, managing, taking an equity interest in, or otherwise participating in the ownership, control or management of, or selling, leasing or otherwise providing real estate, goods or services or any combination thereof to, any cellular, paging or mobile data business, (B) bidding on any of the 10 MHz Licenses (as hereinafter defined) for the BTAs included within the MTA or (C) selling, leasing or otherwise providing to a competitor of the Partnership infrastructure facilities, including but not limited to towers and fiber optic cable lines. Notwithstanding the foregoing, the ownership of less than five percent (5%) of any publicly traded company shall not constitute a breach of this Section 14.1. "10 MHz Licenses" means any licenses issued by the FCC for any radio telecommunications services provided by using one or more of the three 10 MHz bands of spectrum in the following frequency ranges: the "D" block:
1865-1870/1945-1950; the "E" block:  1885-1890/1965-1970; and the
"F" block:  1890-1895/1970-1975.

     (b) Notwithstanding anything to the contrary in Section 14.1(a), if a Partner who is then a Partner in the Partnership or an Affiliate of such Partner seeks to pursue the development or acquisition of an opportunity to provide mass-market voice communication services over or through one or more 10 MHz Licenses within the MTA (collectively, the "Opportunity"), such Partner (the "Offering Partner") shall develop a business plan for such Opportunity, which business plan shall set forth in reasonable detail how such Partner intends to pursue and develop the Opportunity, including without limitation the funding requirements for such Opportunity (the "Opportunity Business Plan"). The Offering Partner shall give written notice to the Partnership of its intention to pursue and develop the Opportunity, which notice shall include a copy of the Opportunity Business Plan and any other information reasonably required for the Partnership to evaluate the Opportunity. Not later than thirty (30) days following the Partnership's receipt of such notice, Opportunity Business Plan and other information, the Partnership shall give the Offering Partner written notice that the Partnership has either (i) elected itself to pursue and develop the Opportunity in accordance with the Opportunity Business Plan or (ii) declined to pursue and develop the Opportunity in accordance with the Opportunity Business Plan. If the Partnership makes the election to pursue and develop the Opportunity, the Partnership thereafter shall pursue and develop the Opportunity in accordance with the Opportunity Business Plan, and the Partners shall perform their obligations with respect thereto as set forth in Section 14.1(c) hereof. If the Partnership does not give the Offering Partner notice of its election to pursue and develop the Opportunity as set forth above, the Offering Partner shall be free to pursue and develop the Opportunity without restriction.

     (c) The Partnership shall not elect to pursue or develop the Opportunity as contemplated by Section 14.1(b) unless (i) one or more of the Partners (other than the Offering Partner) (the "Funding Partners") agree in writing to fund any capital commitments required under the Opportunity Business Plan, other than the pro rata share of the Offering Partner (based on its Voting Interest) and (ii) the Partnership shall have approved the pursuit and development of the Opportunity by the affirmative vote of the General Partner Voter and at least two (2) Voting Representatives not affiliated with the General Partner. Any failure of a Funding Partner to fund such capital commitments shall constitute a Material Default, subjecting such Funding Partner to the remedies set forth in Section 11.2(a). The failure of any Partner other than the Offering Partner or a Funding Partner to fund any such capital commitments shall result in the dilution of such Partner as contemplated by Section 3.8(c).

     (d) In considering and voting on the Partnership's decision as to the pursuit and development of any Opportunity offered by an Offering Partner, the Voting Representative of such Offering Partner shall be deemed to have voted in favor of the Partnership's pursuit and development of the Opportunity and to have committed to fund its pro rata share (based on its Voting Interest) of any capital commitments required under the Opportunity Business Plan.

     14.2 REASONABLENESS. The Partners agree that the restrictions contained in Section 14.1 are reasonable and necessary for the protection of the Partnership's investment in the License and the System and its good will.

     14.3 NO OTHER RESTRICTIONS. The Partners may become in the future a partner (either general or limited) in other partnerships or become associated in some other manner with other businesses, any or all of which may be engaged in a business that is the same as or similar to the Partnership's Business. Except as specifically set forth above in this Article 14, the Partners hereby agree that each of them may engage in or sell, lease or otherwise provide real estate, goods or services or any combination thereof, to all such other business enterprises, and neither the Partnership nor any of the other Partners shall have any right in and to any such independent ventures or the income or profits derived therefrom as a result of entering into this Agreement.

                           ARTICLE 15

                          MISCELLANEOUS

     15.1 ADDITIONAL DOCUMENTS. At any time and from time to time after the date of this Agreement, upon the request of the Executive Committee or the General Partner, the Partners shall do and perform, or cause to be done and performed, all such additional acts and deeds, and shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such additional instruments and documents, as may be required to best effectuate the purposes and intent of this Agreement.

     15.2 APPLICABLE LAW. This Agreement shall be governed by, construed under, and enforced and interpreted in accordance with the laws of the State of Delaware.

     15.3 NOTICES. Any notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given and delivered when delivered in person, sent by facsimile transmission or sent via a nationally recognized overnight courier (such as Federal Express) to the recipient Partner to the address or facsimile number as shown in
SCHEDULE 15.3, or to the most recent address or facsimile number of the recipient Partner as shown on the records of the Partnership, or to such other address or facsimile number of which the Partnership subsequently shall have been notified in writing by such Partner.

     15.4 SEVERABILITY. It is the intention of the parties hereto that, if any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the section of this Agreement containing such invalid provision shall be construed as if such provision had not been included in the Agreement; provided, however, that if the invalidity of such provision is caused by the length of any period of time, the size of any territory, the scope of any prohibited activity or the scope of nondisclosure, then the same shall be considered to be reduced to such period of time, size of territory, scope of prohibited activity or scope of disclosure as would cure such invalidity. The parties hereto agree that the covenants and obligations contained in this Agreement are severable and divisible, that none of such covenants or obligations depend on any other covenant or obligation for its enforceability, and that each such covenant and obligation constitutes a separate enforceable obligation between the Partnership and the parties hereto. The existence of any claim or cause of action by any party against the Partnership or another party, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Partnership or such other party of the covenants and obligations contained in this Agreement.

     15.5 SUCCESSORS. Subject to the provisions hereof imposing limitations and conditions upon the transfer, sale or other disposition of the Equity Interests, Voting Interests and Operating Assets, all the provisions hereof shall inure to the benefit of and be binding upon the successors, legal representatives and assigns of the parties hereto.

     15.6 COUNTERPARTS; EXECUTION BY FACSIMILE. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed an original, and all of such counterparts shall together constitute one and the same agreement. Any counterpart of this Agreement may be executed by facsimile, and any such counterpart shall be deemed to be an original document.

     15.7 HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, interpret, describe or limit the scope, extent or intent of this Agreement or any provision hereof.

     15.8 ACCEPTANCE OF PRIOR ACTS. Each Person becoming a Partner, by becoming a Partner, ratifies, affirms and confirms, and agrees to be bound by, all actions duly taken by BellSouth or the Partnership, pursuant to the terms of this Agreement, prior to the date such Person becomes a Partner.

     15.9 PARTNERSHIP PROPERTY. The legal title to the real or personal property or interests therein now or hereafter acquired by the Partnership shall be owned, held and operated in the name of the Partnership, and no Partner, individually, shall have any ownership of such Property.

     15.10 GENDER AND NUMBER. Where the context shall so require, the use of a pronoun of one gender shall be deemed to include a pronoun of the appropriate gender or the neuter, and words in the singular shall be deemed to include the plural and the plural to include the singular.

     15.11 WAIVER OF PARTITION. Except as expressly provided by this Agreement or by the Transaction Documents, no Partner shall, either directly or indirectly, take any action to require a partition or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership property, and notwithstanding any provisions of applicable law to the contrary, each Partner (and its legal representatives, successors, or assigns) hereby irrevocably waives and renounces, to the fullest extent permitted by law, any and all rights to maintain any action for partition or to compel any sale with respect to its Interest or with respect to any assets or properties of the Partnership.

     15.12 EQUITABLE REMEDIES. The rights and remedies of the parties hereunder shall be cumulative, and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provision hereof. Each of the parties confirms that damages at law may be an inadequate remedy for breach or threatened breach of this Agreement and each party agrees that, in the event of a breach of any provision hereof, including, without limitation, Article 14, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy. Nothing herein contained is intended to, nor shall it, limit or affect any right or rights at law, by statute or otherwise of the party aggrieved as against any other party for a breach or threatened breach of any provision hereof, it being the intention of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

     15.13  DISPUTE RESOLUTION.

     (a) Any and all disputes arising out of or in connection with the execution, interpretation, performance or nonperformance of this Agreement shall be solely and finally settled by arbitration, which shall be conducted in Washington, D.C., by a panel of three neutral arbitrators selected by the Center for Public Resources. The arbitrators shall be impartial and familiar with the telecommunications industry, and shall not have been employed by or affiliated with any of the parties hereto or any of their respective Affiliates. The arbitration procedure may be initiated by any party by written notice to the other parties, and such notice shall specify in reasonable detail the dispute being submitted to arbitration. The parties hereby renounce all recourse to litigation and agree that the award of the arbitrators shall be final and subject to no judicial review.

The arbitrators shall conduct the proceedings, including arguments and briefs, pursuant to the Rules of the Center for Public Resources, as now or hereafter amended (the "Rules"); provided that the provisions of this Agreement shall prevail in the event of any conflict between the Rules and the provisions of this Agreement. The panel of arbitrators shall decide the issues submitted to them in accordance with the provisions and commercial purposes of this Agreement, provided that all substantive questions of law shall be determined under the laws of the State of Delaware (without regard to the principles of conflicts of laws of such jurisdiction). All questions and issues in connection with the dispute, including procedural issues, shall be decided by the concurrence of at least two arbitrators, and all decisions shall be in writing and submitted to all parties.

     (b) In no event shall any party be entitled to receive, and the arbitrators shall not be empowered to award, punitive or exemplary damages. Each party hereby irrevocably waives any claim or right for or to punitive or exemplary damages.

     (c) The parties shall facilitate the arbitration by: (i) making available to one another and to the arbitrators for examination, inspection and extraction all documents, books, records and personnel under their control if determined by the arbitrators to be relevant to the dispute; (ii) conducting arbitration hearings to the greatest extent possible on successive days; and (iii) observing strictly the time periods established by the Rules or by the arbitrators for submission of evidence or briefs.

     (d) In the final award, the panel of arbitrators shall divide all costs, other than fees of counsel incurred in conducting the arbitration, in such manner as the panel deems just and equitable under the circumstances. Judgment on the award of the panel of arbitrators may be entered in any court having jurisdiction over the party against which enforcement of the award is being sought. Each party hereby irrevocably submits and consents to the jurisdiction of any such court for the purpose of rendering a judgment on any such award.

     (e) Each party agrees that any award of the panel of arbitrators against it and on which judgment is entered as provided in the preceding subsection (d) may be executed against the assets of such party or its Affiliates in any jurisdiction. By execution of this Agreement, each party hereby irrevocably submits to the jurisdiction of any court in any such jurisdiction in any legal action or proceeding relating to such executions.

     (f) Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to any suit, action or proceeding arising out of or relating to this Agreement that is brought in any of the jurisdictions designated in the preceding subsections (d) and (e) for the purposes envisioned by those subsections, and hereby further irrevocably waives any claim that any such suit, action or proceeding so brought has been brought in an inconvenient forum.

     15.14 TERMINATION OF FORMATION AGREEMENT AND OTHER AGREEMENTS. The letter agreement dated October 31, 1994 between BellSouth and Carolina Power & Light Company is hereby terminated and, from and after the date hereof, shall be of no further force or effect. The Carolinas Formation Agreement dated as of October 26, 1994 among the Partners (other than CaroNet) and The Washington Post is hereby terminated and, from and after the date hereof, shall be of no further force or effect, except, as to parties thereto which are not parties hereto, for provisions which survive the termination or expiration of such Carolinas Formation Agreement pursuant to the express terms thereof.

     15.15 PARTNERS' ACKNOWLEDGEMENT. Each of the Partners acknowledges that is has been furnished with or has had access to all financial and other information pertaining to the Partnership and its investment therein and such information constitutes all information necessary to inform each of them regarding the merits and risks of such investment. Each of the Partners understands that no offering statement, prospectus or offering circular respecting the Partnership or the sale of Voting Interests or Equity Interests has been or is to be prepared, and each Partner has made its own inquiry and analysis with regard to the Partnership and its investment therein.

     15.16 NON-DISCLOSURE COVENANT. Each Partner agrees to comply with the terms and conditions of those certain non-disclosure covenants set forth in SCHEDULE 15.16 hereof, as if such terms and conditions were set forth herein.

     15.17 ENTIRE AGREEMENT. This Agreement and the Transaction Documents constitute the entire agreement between the parties and supersede any prior understanding or agreement among them respecting the subject matter hereof. There are no representations, arrangements, understandings or agreements, oral or written, among the parties hereto relating to the subject matter of this Agreement, except those fully expressed herein. Except as otherwise provided herein, no amendment, change or modification of this Agreement or waiver of any provision hereof shall be valid or binding on the parties hereto, unless such amendment, change, modification or waiver shall be in writing and signed by or on behalf of the parties hereto, and no waiver on one occasion shall be deemed to be a waiver of the same or any other provision hereof in the future.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first written above.


                         BELLSOUTH PERSONAL COMMUNICATIONS, INC.


                         By:  /S/ THOMAS M. DOUGHERTY
                            Name:  Thomas M. Dougherty
                            Title:  Vice President


                         DUKENET COMMUNICATIONS, INC.


                         By:  /S/ M. H. SMITH, JR.
                            Name:  M. H. Smith, Jr.
                            Title:  President


                         AMERICAN PCS  L.P., by American
                         Personal Communications, Inc., its
                         general partner


                         By:  /S/ W. SCOTT SCHELLE
                            Name:  W. Scott Schelle
                            Title:  Executive Vice President


                         CARONET, INC.


                         By:  /S/ CHARLES D. BARHAM, JR.
                            Name:  Charles D. Barham, Jr.
                            Title:  Vice President


            (Signatures contained on following page)

           (Signatures continued from preceding page)

                         ATLANTIC TELEPHONE MEMBERSHIP
                         CORPORATION

                         By:  /S/ RUSSELL PRICE
                            Name:  Russell Price
                            Title:  General Manager


                         BLUFFTON TELEPHONE COMPANY, INC.

                         By:  ___________________________________
                            Name:  ______________________________
                            Title:  _____________________________


                         CHESNEE TELEPHONE COMPANY

                         By:  /S/ HANNAH A. LANCASTER
                            Name:  Hannah A. Lancaster
                            Title:  President


                         CHESTER TELEPHONE & COMPANY

                         By:  /S/ J. M. MCELWEE
                            Name:  J. M. McElwee
                            Title:  President


                         CITIZENS TELEPHONE COMPANY

                         By:  /S/ C. W. PICKELSIMER, JR.
                            Name:  C. W. Pickelsimer, Jr.
                            Title:  Vice President and
                                    General Manager


                         THE CONCORD TELEPHONE COMPANY

                         By:  /S/ BARRY R. RUBENS
                            Name:  Barry R. Rubens
                            Title:  Vice President


                         ELLERBE TELEPHONE COMPANY

                         By:  /S/ DAN BENNETT
                            Name:  Dan Bennett
                            Title:  President

            (Signatures continued on following page)


           (Signatures continued from preceding page)


                         FARMERS TELEPHONE COOPERATIVE, INC.

                         By:  /S/ JOHN L. MCDANIEL
                            Name:  John L. McDaniel
                            Title:  Executive Vice President


                         FORT MILL TELEPHONE COMPANY

                         By:  /S/ JOHN M. BARNES
                            Name:  John M. Barnes
                            Title:  Executive Vice President


                         HARGRAY TELEPHONE COMPANY, INC.

                         By:  ___________________________________
                            Name:  ______________________________
                            Title:  _____________________________


                         HART TELEPHONE COMPANY

                         By:  /S/ J. LEE BARTON
                            Name:  J. Lee Barton
                            Title:  President/
                                    Chief Executive Officer


                         HEATH SPRINGS TELEPHONE COMPANY

                         By:  /S/ DWIGHT BRIDGES
                            Name:  Dwight Bridges
                            Title:  General Manager


                         HOME TELEPHONE COMPANY, INC.

                         By:  /S/ ROBERT L. HELMLY
                            Name:  Robert L. Helmly
                            Title:  President


                         HORRY TELEPHONE COOPERATIVE, INC.

                         By:  /S/ CURLEY P. HIGGINS
                            Name:  Curley P. Higgins
                            Title:  General Manager

            (Signatures continued on following page)

           (Signatures contnued from preceding page)


                         LANCASTER TELEPHONE COMPANY

                         By:  /S/ JOHN M. BARNES
                            Name:  John M. Barnes
                            Title:  Executive Vice President

                         LEXINGTON TELEPHONE COMPANY

                         By:  /S/ B. EARL HESTER, JR.
                            Name:  B. Earl Hester, Jr.
                            Title:  Vice President

                         LOCKHART TELEPHONE COMPANY

                         By:  /S/ J. M. MCELWEE
                            Name:  J. M. McElwee
                            Title:  President

                         MEBTEL, INC.

                         By:  /S/ W. R. HUPMAN, JR.
                            Name:  W. R. Hupman, Jr.
                            Title:  President

                         NORTH STATE TELEPHONE COMPANY

                         By:  /S/ WILLIAM H. DULA
                            Name:  William H. Dula
                            Title:  Vice President

                         PALMETTO RURAL TELEPHONE COOPERATIVE,
                         INC.

                         By:  /S/ A. J. DANDRIDGE III
                            Name:  A. J. Dandridge III
                            Title:  General Manager

                         PIEDMONT RURAL TELEPHONE COOPERATIVE,
                         INC.

                         By:  /S/ JAMES D. WASSON
                            Name:  James D. Wasson
                            Title:  President


            (Signatures continued on following page)

           (Signatures continued from preceding page)


                         PIEDMONT TELEPHONE MEMBER CORPORATION

                         By:  /S/ GRADY L. LEONARD
                            Name:  Grady L. Leonard
                            Title:  President


                         POND BRANCH TELEPHONE COMPANY, INC.

                         By:  /S/ LUTHER E. KNEECE
                            Name:  Luther E. Kneece
                            Title:  Vice President/
                                    General Manager


                         RIDGE TELEPHONE COMPANY, INC.

                         By:  /S/ LUTHER E. KNEECE
                            Name:  Luther E. Kneece
                            Title:  Vice President/
                                    General Manager


                         RIDGEWAY TELEPHONE COMPANY

                         By:  /S/ J. M. MCELWEE
                            Name:  J. M. McElwee
                            Title:  Vice President


                         ROCK HILL TELEPHONE COMPANY

                         By:  /S/ JOHN M. BARNES
                            Name:  John M. Barnes
                            Title:  Executive Vice President

           (Signatures continued from preceding page)

                         SANDHILL TELEPHONE COOPERATIVE, INC.

                         By:  /S/ JOHN S. MCLEOD, SR.
                            Name:  John S. McLeod, Sr.
                            Title:  President

                         SKYLINE TELEPHONE MEMBERSHIP CORPORATION

                         By:  /S/ FRANK JAMES
                            Name:  Frank James
                            Title:  President

                         STAR TELEPHONE MEMBERSHIP CORPORATION

                         By:  /S/ J. ELLIOT HENRY
                            Name:  J. Elliot Henry
                            Title:  President

                         SURRY TELEPHONE MEMBERSHIP CORPORATION

                         By:  /S/ JOSEPH W. PRATT
                            Name:  Joseph W. Pratt
                            Title:  President

                         TRI-COUNTY TELEPHONE MEMBERSHIP
                         CORPORATION

                         By:  /S/ DENNIS M. WALLACE, JR.
                            Name:  Dennis M. Wallace, Jr.
                            Title:  Executive Vice President and
                                    General Manager

                         WEST CAROLINA RURAL TELEPHONE
                         COOPERATIVE, INC.

                         By:  /S/ JOHN A. MCALLISTER
                            Name:  John A. McAllister
                            Title:  President

                         WILKES TELEPHONE MEMBERSHIP CORPORATION

                         By:  ___________________________________
                            Name:  ______________________________
                            Title:  _____________________________

                         YADKIN VALLEY TELEPHONE MEMBERSHIP
                         CORPORATION

                         By:  /S/ WADE GROCE
                            Name:  Wade Groce
                            Title:  President


                          SCHEDULE 1.13

                  CAPITAL CONTRIBUTION PROGRAM
                    (in millions of dollars)


    [CONFIDENTIAL INFORMATION OMITTED PURSUANT TO RULE 24b-2]

                          SCHEDULE 1.19

               INITIAL EQUITY INTERESTS OF PARTNERS


          PARTNER                        EQUITY INTEREST

          BellSouth                       66.984196%
          DukeNet                         14.93%
          CaroNet                          9.95%
          APC                              0.5%

              (Rural Telcos continued on net page)

                          SCHEDULE 1.19

               INITIAL EQUITY INTERESTS OF PARTNERS


                                                INITIAL
COMPANY                                    EQUITY INTERESTS

Atlantic Telephone Membership Corporation       0.1735%
Bluffton Telephone Company, Inc.                0.0711%
Chesnee Telephone Company                       0.0532%
Chester Telephone Company                       0.1069%
Citizens Telephone Company                      0.0870%
The Concord Telephone Company                   1.4666%
Ellerbe Telephone Company                       0.1012%
Farmers Telephone Cooperative, Inc.             0.7212%
Fort Mill Telephone Company                     0.0937%
Hargray Telephone Company, Inc.                 0.2132%
Hart Telephone Company                          0.0448%
Heath Springs Telephone Company                 0.0051%
Home Telephone Company, Inc.                    0.4400%
Horry Telephone Cooperative, Inc.               0.6143%
Lancaster Telephone Company                     0.1498%
Lexington Telephone Company                     0.2630%
Lockhart Telephone Company                      0.0027%
Mebtel, Inc.                                    0.2596%
North State Telephone Company                   0.6985%
Palmetto Rural Telephone Cooperative, Inc.      0.0787%
Piedmont Rural Telephone Cooperative, Inc.      0.1413%
Piedmont Telephone Membership Corporation       0.0161%
Pond Branch Telephone Company, Inc.             0.0643%
Ridge Telephone Company, Inc.                   0.0372%
Ridgeway Telephone Company                      0.0461%
Rock Hill Telephone Company                     0.4921%
Sandhill Telephone Cooperative, Inc.            0.0922%
Skyline Telephone Membership Corporation        0.2852%
Star Telephone Membership Corporation           0.2591%
Surry Telephone Membership Corporation          0.2250%
Tri-County Telephone Membership Corporation     0.0185%
West Carolina Rural Telephone Cooperative, Inc. 0.0854%
Yadkin Valley Telephone Membership Corporation  0.2342%
                                                -------

TOTAL                                           7.6408%

                          SCHEDULE 1.57

               INITIAL VOTING INTERESTS OF PARTNERS


PARTNER                                     VOTING INTEREST

BellSouth                                      67.3208%
 DukeNet                                       15%
 CaroNet                                       10%


              (Rural Telcos continued on next page)


                          SCHEDULE 1.57

               INITIAL VOTING INTERESTS OF PARTNERS


                                                INITIAL
COMPANY                                     VOTING INTEREST

Atlantic Telephone Membership Corporation       0.1735%
Bluffton Telephone Company, Inc.                0.0711%
Chesnee Telephone Company                       0.0532%
Chester Telephone Company                       0.1069%
Citizens Telephone Company                      0.0870%
The Concord Telephone Company                   1.4666%
Ellerbe Telephone Company                       0.1012%
Farmers Telephone Cooperative, Inc.             0.7212%
Fort Mill Telephone Company                     0.0937%
Hargray Telephone Company, Inc.                 0.2132%
Hart Telephone Company                          0.0448%
Heath Springs Telephone Company                 0.0051%
Home Telephone Company, Inc.                    0.4400%
Horry Telephone Cooperative, Inc.               0.6143%
Lancaster Telephone Company                     0.1498%
Lexington Telephone Company                     0.2630%
Lockhart Telephone Company                      0.0027%
Mebtel, Inc.                                    0.2596%
North State Telephone Company                   0.6985%
Palmetto Rural Telephone Cooperative, Inc.      0.0787%
Piedmont Rural Telephone Cooperative, Inc.      0.1413%
Piedmont Telephone Membership Corporation       0.0161%
Pond Branch Telephone Company, Inc.             0.0643%
Ridge Telephone Company, Inc.                   0.0372%
Ridgeway Telephone Company                      0.0461%
Rock Hill Telephone Company                     0.4921%
Sandhill Telephone Cooperative, Inc.            0.0922%
Skyline Telephone Membership Corporation        0.2852%
Star Telephone Membership Corporation           0.2591%
Surry Telephone Membership Corporation          0.2250%
Tri-County Telephone Membership Corporation     0.0185%
West Carolina Rural Telephone Cooperative, Inc. 0.0854%
Yadkin Valley Telephone Membership Corporation  0.2342%
                                                -------

TOTAL                                           7.6408%

                            SCHEDULE 2.6



      [CONFIDENTIAL INFORMATION OMITTED PURSUANT TO RULE 24b-2]


                            SCHEDULE 2.6



      [CONFIDENTIAL INFORMATION OMITTED PURSUANT TO RULE 24b-2]




                          SCHEDULE 3.2

       MINIMUM LICENSE CAPITAL CONTRIBUTIONS OF RURAL TELCOS


COMPANY                                      EQUITY AMOUNT

Atlantic Telephone Membership Corporation     $   610,452
Bluffton Telephone Company, Inc.                  250,000
Chesnee Telephone Company                         187,168
Chester Telephone Company                         376,152
Citizens Telephone Company                        306,156
The Concord Telephone Company                   5,158,740
Ellerbe Telephone Company                         356,104
Farmers Telephone Cooperative, Inc.             2,536,752
Fort Mill Telephone Company                       329,520
Hargray Telephone Company, Inc.                   750,000
Hart Telephone Company                            157,696
Heath Springs Telephone Company                    18,024
Home Telephone Company, Inc.                    1,547,712
Horry Telephone Cooperative, Inc.               2,160,795
Lancaster Telephone Company                       526,788
Lexington Telephone Company                       925,188
Lockhart Telephone Company                          9,448
Mebtel, Inc.                                      913,336
North State Telephone Company                   2,456,985
Palmetto Rural Telephone Cooperative, Inc.        276,928
Piedmont Rural Telephone Cooperative, Inc.        497,000
Piedmont Telephone Membership Corporation          56,568
Pond Branch Telephone Company, Inc.               226,240
Ridge Telephone Company, Inc.                     130,856
Ridgeway Telephone Company                        161,992
Rock Hill Telephone Company                     1,731,120
Sandhill Telephone Cooperative, Inc.              324,176
Skyline Telephone Membership Corporation        1,003,296
Star Telephone Membership Corporation             911,448
Surry Telephone Membership Corporation            791,336
Tri-County Telephone Membership Corporation        64,936
West Carolina Rural Telephone Cooperative, Inc.   300,424
Yadkin Valley Telephone Membership Corporation    823,824
                                              -----------

TOTAL                                         $26,877,160

                        SCHEDULE 10.2(C)

                            GUARANTY
                           (BellSouth)


     In consideration of the sum of Five Dollars ($5.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, BellSouth Enterprises, Inc., a Georgia corporation ("Guarantor"), hereby irrevocably and unconditionally guarantees to BellSouth Carolinas PCS, L.P., a Delaware limited partnership (the "Partnership"), the prompt payment and performance according to their terms of all of the obligations and liabilities ("the Obligations") of BellSouth Personal Communications, Inc., a Delaware corporation ("Obligor"), under or relating to that certain BellSouth Carolinas PCS, L.P. Limited Partnership Agreement, dated as of December 8, 1994 (the "Partnership Agreement"; capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Partnership Agreement), among Obligor, American PCS L.P., a Delaware limited partnership, DukeNet Communications, Inc., a North Carolina corporation, CaroNet, Inc., a North Carolina corporation, and the Rural Telcos named therein, and any renewals, extensions or modifications, in whole or in part thereof; provided that, notwithstanding anything to the contrary herein, Guarantor shall not be liable for the payment or performance of any obligation or liability of Obligor under
Section 13.2 of the Partnership Agreement, and the term "Obligations" shall not include any obligation or liability of Obligor under Section 13.2 of the Partnership Agreement.

     This Guaranty shall be effective regardless of the solvency or insolvency of Obligor, the dissolution of Obligor, the institution by or against Obligor of any proceeding under the Federal Bankruptcy Code, any reorganization, merger or consolidation of Obligor, or any change in the ownership, composition or nature of Obligor.

     If any proceeding is instituted by or against Obligor under the Federal Bankruptcy Code or any other bankruptcy, insolvency or moratorium law, as between Guarantor and the Partnership, all of the Obligations shall be immediately due and payable, without notice or demand of any kind, and Guarantor agrees immediately to pay the Obligations in full, irrespective of whether the Obligations can be accelerated against Obligor and irrespective of any right which Obligor may have under any bankruptcy, insolvency or moratorium law to cure defaults and reinstate the maturities of the Obligations.

     Guarantor agrees that Obligor may deal with the Partnership as it wishes. Without limiting the generality of the foregoing, no modification of any of the Obligations, and no waiver, extension, renewal, indulgence, settlement, compromise or failure to exercise due diligence in collection, for any period or periods, whether longer than the original period or not, or any substitution or release of any other Person directly or indirectly liable for any of the Obligations, shall affect or impair, or release Guarantor from liability under, this Guaranty.

     The liability of Guarantor hereunder is primary, and the Partnership may proceed against Guarantor hereunder without first proceeding against Obligor, any other person primarily or secondarily liable on any of the Obligations, or any collateral securing any of the Obligations. Guarantor hereby waives any statutory or common law right to require the Partnership to take action against Obligor.

     This Guaranty is binding upon the successors and assigns of Guarantor.

     Words importing the singular number hereunder shall include the plural number and vice versa, and any pronouns used herein shall be deemed to cover all genders.

     Guarantor waives presentment, protest, demand or notice.

     Guarantor agrees that this Guaranty shall be governed by and construed and enforced according to the laws of the State of Delaware. Any and all disputes arising out of or in connection with the execution, delivery or performance of this Guaranty shall be solely and finally settled by arbitration as provided in
Section 15.13 of the Partnership Agreement. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     If it becomes necessary for the Partnership to engage attorneys to enforce this Guaranty, whether there is a legal action or suit or not, Guarantor shall, if it is determined to be liable hereunder, reimburse the Partnership for all reasonable attorneys' fees and expenses at trial, on appeal, upon petition for review, or in bankruptcy, whether prescribed by statute or not.

     Guarantor represents that it is solvent as of the date of this Guaranty and that it would not be rendered insolvent as of this date if it were required to perform this Guaranty as of this date. Any notice given under this Guaranty shall be given in accordance with Section 15.13 of the Partnership Agreement.

     SIGNED, SEALED AND DELIVERED as of this 8th day of December,
1994.


                         BELLSOUTH ENTERPRISES, INC.


                         By:_____________________________________
                            Name:________________________________
                            Title:_______________________________

                         Address:

                              1100 Peachtree Street
                              Atlanta, Georgia 30309-4599


                           ACCEPTANCE


     The foregoing Guaranty is accepted as of this 8th day of December, 1994.

                         BELLSOUTH CAROLINAS PCS, L.P.,
                         by its General Partner,
                         BELLSOUTH PERSONAL COMMUNICATIONS, INC.


                         By:_____________________________________
                            Name:________________________________
                            Title:_______________________________

                        SCHEDULE 10.2(C)


                        FORM OF GUARANTY
               (Non-Rural Telco Limited Partners)


     In consideration of the sum of Five Dollars ($5.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, _______________, a _______________ corporation ("Guarantor"), hereby irrevocably and unconditionally guarantees to BellSouth Carolinas PCS, L.P., a Delaware limited partnership (the "Partnership"), the prompt payment according to their terms of all of the obligations and liabilities (the "Obligations") of _______________, a _______________ corporation ("Obligor"), under or relating to that certain BellSouth Carolinas PCS, L.P. Limited Partnership Agreement, dated as of December 8, 1994 (the "Partnership Agreement"; capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Partnership -Agreement), among Obligor, BellSouth Personal Communications, Inc., a Delaware corporation, American PCS L.P., a Delaware limited partnership, DukeNet Communications, Inc., a North Carolina corporation, CaroNet, Inc., a North Carolina corporation, and the Rural Telcos named therein, and any renewals, extensions or modifications, in whole or in part thereof.

     This Guaranty shall be effective regardless of the solvency or insolvency of Obligor, the dissolution of Obligor, the institution by or against Obligor of any proceeding under the Federal Bankruptcy Code, any reorganization, merger or consolidation of Obligor, or any change in the ownership, composition or nature of Obligor.

     If any proceeding is instituted by or against Obligor under the Federal Bankruptcy Code or any other bankruptcy, insolvency or moratorium law, as between Guarantor and the Partnership, all of the Obligations shall be immediately due and payable, without notice or demand of any kind, and Guarantor agrees immediately to pay the Obligations in full, irrespective of whether the Obligations can be accelerated against Obligor and irrespective of any right which Obligor may have under any bankruptcy, insolvency or moratorium law to cure defaults and reinstate the maturities of the Obligations.

     Guarantor agrees that Obligor may deal with the Partnership as it wishes. Without limiting the generality of the foregoing, no modification of any of the Obligations, and no waiver, extension, renewal, indulgence, settlement, compromise or failure to exercise due diligence in collection, for any period or periods, whether longer than the original period or not, or any substitution or release of any other Person directly or indirectly liable for any of the Obligations, shall affect or impair, or release Guarantor from liability under, this Guaranty.

     The liability of Guarantor hereunder is primary, and the Partnership may proceed against Guarantor hereunder without first proceeding against Obligor, any other person primarily or secondarily liable on any of the Obligations, or any collateral securing any of the Obligations. Guarantor hereby waives any statutory or common law right to require the Partnership to take action against Obligor.

     This Guaranty is binding upon the successors and assigns of Guarantor.

     Words importing the singular number hereunder shall include the plural number and vice versa, and any pronouns used herein shall be deemed to cover all genders.

     Guarantor waives presentment, protest, demand or notice.

     Guarantor agrees that this Guaranty shall be governed by and construed and enforced according to the laws of the State of Delaware. Any and all disputes arising out of or in connection with the execution, delivery or performance of this Guaranty shall be solely and finally settled by arbitration as provided in
Section 15.13 of the Partnership Agreement. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     If it becomes necessary for the Partnership to engage attorneys to enforce this Guaranty, whether there is a legal action or suit or not, Guarantor shall, if it is determined to be liable hereunder, reimburse the Partnership for all reasonable attorneys' fees and expenses at trial, on appeal, upon petition for review, or in bankruptcy, whether prescribed by statute or not.

     Guarantor represents that it is solvent as of the date of this Guaranty and that it would not be rendered insolvent as of this date if it were required to perform this Guaranty as of this date. Any notice given under this Guaranty shall be given in accordance with Section 15.13 of the Partnership Agreement.

     SIGNED, SEALED AND DELIVERED as of this 8th day of December,
1994.


                         ________________________________________
                         By:_____________________________________
                            Name:________________________________
                            Title:_______________________________

                         Address:


                           ACCEPTANCE


     The foregoing Guaranty is accepted as of this 8th day of December, 1994.


                         BELLSOUTH CAROLINAS PCS, L.P.,
                         by its General Partner,
                         BELLSOUTH PERSONAL COMMUNICATIONS, INC.


                         By:_____________________________________
                            Name:________________________________
                            Title:_______________________________

                        SCHEDULE 10.2(C)

                        FORM OF GUARANTY
                         (Rural Telcos)


     In consideration of the sum of Five Dollars ($5.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned,_______________, _______________, a _______________
corporation ("Guarantor"), hereby irrevocably and unconditionally guarantees to BellSouth Carolinas PCS, L.P., a Delaware limited partnership (the "Partnership"), the prompt payment and performance according to their terms of all of the obligations and liabilities (the "Obligations") of ____________________, a _______________ corporation ("Obligor"), under or relating to any of the Operative Agreements (as defined below).

     The term "Operative Agreements" as used herein means all of the following: (i) that certain BellSouth Carolinas PCS, L.P. Limited Partnership Agreement, dated as of December 8, 1994 (the "Partnership Agreement"; capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Partnership Agreement), among Obligor, BellSouth Personal Communications, Inc., a Delaware corporation, American PCS L.P., a Delaware limited partnership, DukeNet Communications, Inc., a North Carolina corporation, CaroNet, Inc., a North Carolina corporation, and the Rural Telcos named therein; (ii) that certain Service Provider Agreement of even date herewith, among the Partnership and the Rural Telcos; (iii) that certain Agreement to Partition License of even date herewith, among the Partnership and the Rural Telcos; (iv) that certain Operating Agreement to be entered into by the Partnership and those Rural Telcos that acquire a Partitioned License pursuant to the Partition Agreement; and (v) any renewals, extensions or modifications, in whole or in part, of any of the foregoing.

     This Guaranty shall be effective regardless of the solvency or insolvency of Obligor, the dissolution of Obligor, the institution by or against Obligor of any proceeding under the Federal Bankruptcy Code, any reorganization, merger or consolidation of Obligor, or any change in the ownership, composition or nature of Obligor.

     If any proceeding is instituted by or against Obligor under the Federal Bankruptcy Code or any other bankruptcy, insolvency or moratorium law, as between Guarantor and the Partnership, all of the Obligations shall be immediately due and payable, without notice or demand of any kind, and Guarantor agrees immediately to pay the Obligations in full, irrespective of whether the Obligations can be accelerated against Obligor and irrespective of any right which Obligor may have under any bankruptcy, insolvency or moratorium law to cure defaults and reinstate the maturities of the Obligations.

     Guarantor agrees that Obligor may deal with the Partnership as it wishes. Without limiting the generality of the foregoing, no modification of any of the Obligations, and no waiver, extension, renewal, indulgence, settlement, compromise or failure to exercise due diligence in collection, for any period or periods, whether longer than the original period or not, or any substitution or release of any other Person directly or indirectly liable for any of the Obligations, shall affect or impair, or release Guarantor from liability under, this Guaranty.

     The liability of Guarantor hereunder is primary, and the Partnership may proceed against Guarantor hereunder without first proceeding against Obligor, any other person primarily or secondarily liable on any of the Obligations, or any collateral securing any of the Obligations. Guarantor hereby waives any statutory or common law right to require the Partnership to take action against Obligor.

     This Guaranty is binding upon the successors and assigns of Guarantor.

     Words importing the singular number hereunder shall include the plural number and vice versa, and any pronouns used herein shall be deemed to cover all genders.

     Guarantor waives presentment, protest, demand or notice.

     Guarantor agrees that this Guaranty shall be governed by and construed and enforced according to the laws of the State of Delaware. Any and all disputes arising out of or in connection with the execution, delivery or performance of this Guaranty shall be solely and finally settled by arbitration as provided in
Section 15.13 of the Partnership Agreement. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     If it becomes necessary for the Partnership to engage attorneys to enforce this Guaranty, whether there is a legal action or suit or not, Guarantor shall, if it is determined to be liable hereunder, reimburse the Partnership for all reasonable attorneys' fees and expenses at trial, on appeal, upon petition for review, or in bankruptcy, whether prescribed by statute or not.

     Guarantor represents that it is solvent as of the date of this Guaranty and that it would not be rendered insolvent as of this date if it were required to perform this Guaranty as of this date. Any notice given under this Guaranty shall be given in accordance with Section 15.13 of the Partnership Agreement.

     SIGNED, SEALED AND DELIVERED as of this 8th day of December,
1994.


                         ________________________________________

                         By:_____________________________________
                            Name:________________________________
                            Title:_______________________________

                         Address:


                           ACCEPTANCE


     The foregoing Guaranty is accepted as of this 8th day of December, 1994.

                         BELLSOUTH CAROLINAS PCS, L.P.,
                         by its General Partner,
                         BELLSOUTH PERSONAL COMMUNICATIONS, INC.


                         By:_____________________________________
                            Name:________________________________
                            Title:_______________________________

                        SCHEDULE 15.3

      ADDRESSES FOR NOTICES (INCLUDING FACSIMILE NUMBERS)


BellSouth Carolina PCS, L.P., by
BellSouth Personal Communications,
Inc., its General Partner
ATTENTION: Thomas M. Dougherty,
Vice President
3353 Peachtree Road, Suite 400
Atlanta, Georgia 30326
FAX 1 404 841-2025

BellSouth Personal Communications,
Inc.
ATTENTION: Thomas M. Dougherty,
Vice President
3353 Peachtree Road, Suite 400
Atlanta, Georgia 30326
FAX 1 404 841-2025

DukeNet Communications, Inc.
ATTENTION: M.H. Smith, Jr.,
President
422 South Church Street
PBO3R
Charlotte, NC 28242
FAX 1 704 382-8137

American Personal Communications
W. Scott Schelle
Executive Vice President
One Democracy Center, Suite 600
6901 Rockledge Drive
Bethesda, Maryland 20817
FAX 1 301 214-9490

CaroNet, Inc.
ATTENTION: Wayne C. Hamilton
411 Fayetteville Street Mall
Raleigh, NC 27602
FAX 1 919 546-4445

Atlantic Telephone Membership Corp.
ATTENTION: General Manager
Post Office Box 3198
Shallotte, N.C. 28459
FAX 1 910-754-5499

Bluffton Telephone Company
ATTENTION: President
Post Office Box 5519
Hilton Head Island, S.C. 29928
FAX 1 803-686-1139

CheSnee Telephone Company
ATTENTION: President
Post Office Box 430
Chesnee, S.C. 29323
FAX 1 803-461-3611

Chester Telephone Company
ATTENTION: President
Post Office Box 160
Chester, S.C. 29706
FAX 1-803-581-2225

Citizens Telephone Company
ATTENTION: V.P. and Gen. Mgr.
Post Office Box 1137
Brevard, N.C. 28712-1137
FAX 1-704-884-9595

Concord Telephone Company
ATTENTION: President
Post Office Box 227
Concord, N.C. 28026-0227
FAX 1-704-792-1122

Ellerbe Telephone Company
ATTENTION: President
Post Office Box 220
Ellerbe, N.C. 28338
FAX 1-910-652-7700

Farmers Telephone Cooperative, Inc.
ATTENTION: Executive Vice President
Post Office Box 588
Kingstree, S.C. 29556
FAX 1-803-382-3200

Fort Mill Telephone Company
ATTENTION: President
Post Office Box 470
Rock Hill, S.C. 29731
FAX 1-803-324-6222

Hargray Telephone Company
ATTENTION: President
Post Office Box 5519
Hilton Head Island, S.C. 29928
FAX 1-803-686-1139

Hart Telephone Company
ATTENTION: President
Post Office Box 388
Hartwell, Georgia 30643
FAX 1-706-376-1445

Heath Springs Telephone Company
ATTENTION: President
Post Office Box 308
Heath Springs, S.C. 29058
FAX 1-803-273-9783

Home Telephone Company
ATTENTION: Robert L. Helmly
Post Office Box 1194
Moncks Corner, S.C. 29461
FAX 1-803-899-4766

Horry Telephone Cooperative
ATTENTION: General Manager
Post Office Drawer 1820
Conway, S.C. 29526
FAX 1-803-365-1111

Lancaster Telephone Company
ATTENTION: President
Post Office Box 470
Rock Hill, S.C. 29731
FAX 1-803-324-6222

Lexington Telephone Company
ATTENTION: President
Post Office Box 808
Lexington, N.C. 27923-0808
FAX 1-704-249-5819

Lockhart Telephone Company
ATTENTION: President
Post Office Box 160
Chester, S.C. 29706
FAX 1-803-581-2225

Mebtel Communications
ATTENTION: President
Post Office Box 9
Mebane, N.C. 27302
FAX 1-919-563-6700

North State Telephone Company
ATTENTION: President
Post Office Box 2326
High Point, N.C. 27261
FAX 1-910-887-7418

Pond Branch Telephone Company
ATTENTION: General Manager
1660 Juniper Springs Road
Gilbert, S.C. 29054
FAX 1-803-892-2123

Ridge Telephone Company
ATTENTION: General Manager
1660 Juniper Springs Road
Gilbert, S.C. 29054
FAX 1-803-892-2123

Ridgeway Telephone Company
ATTENTION: President
Post Office Box 160
Chester, S.C. 29706
FAX 1-803-581-2225

Rock Hill Telephone Company
ATTENTION: President
Post Office Box 470
Rock Hill, S.C. 29731
FAX 1-803-324-6222

Palmetto Rural Tel. Coop., Inc.
ATTENTION: General Manager
Post Office Drawer 1577
Walterboro, S.C. 29488
FAX 1-803-538-7904

Piedmont Rural Tel. Coop., Inc.
ATTENTION: General Manager
Post Office Box 249
Laurens, S.C. 29360
FAX 1-803-682-8888

Piedmont Telephone Membership Corp.
ATTENTION: General Manager
Post Office Box 2066
Lexington, N.C. 27293-2066
FAX 1-704-787-5246

Sandhill Telephone Coop., Inc.
ATTENTION: General Manager
Post Office Box 519
Jefferson, S.C. 29718
FAX 1-803-658-7700

Star Telephone Membership Corp.
ATTENTION: Exec. V.P. & Gen. Mgr.
Post Office Box 348
Clinton, N.C. 28328
FAX 1-910-564-4199

Skyline TMC
ATTENTION: General Manager
Post Office Box 759
West Jefferson, N.C. 28649
FAX 1-910-877-2020

Surry Telephone Membership Corp.
ATTENTION: General Manager
Post Office Box 385
Dobson, N.C. 27017
FAX 1-910-374-5031

Tri-County Telephone Membership Corp.
ATTENTION: General Manager
Post Office Box 520
Belhaven, N.C. 27810
FAX 1-919-964-2211

West Carolina Rural Tel. Coop., Inc.
ATTENTION: General Manager
Post Office Box 610
Abbeville, S.C. 29620
FAX 1-803-446-2144

Yadkin Valley Telephone Membership
Corp.
ATTENTION: General Manager
Post Office Box 368
Yadkinville, N.C. 27055
FAX 1-910-463-5005

                         SCHEDULE 15.16

                    NON-DISCLOSURE PROVISIONS

     By executing the Agreement to which this SCHEDULE 15.16 is attached, each Partner agrees as follows:

     1. ACKNOWLEDGEMENT. Each Partner acknowledges that it has received and may in the future receive from one or more other Partners or the Partnership information of a non-public nature for use by such Partner and its officers, directors, agents, employees and representatives, including financial and legal advisers (collectively, "representatives") in connection with the evaluation of the formation of the Partnership and its investment and participation therein.

     2. CONFIDENTIAL INFORMATION DEFINED. Each Partner acknowledges that, in the course of its consideration of and any concurrent or subsequent discussions between such Partner and other Partners or the Partnership or their respective representatives relating to the formation of the Partnership or its investment and participation therein, such Partner may receive certain non-public and confidential information from or about the Partnership, the other Partners or their Affiliates, including but not limited to technical, financial and business plans and models, names of customers or suppliers, proposed business transactions, reports, market projections, software programs, data or any other confidential and proprietary information relating to the Partnership. All such technical, financial or other business information thus supplied by the Partnership or a Partner to other Partners or their representatives is hereinafter called the "Information". The term "Information" as used herein also includes the terms and conditions of the Agreement and the other Transaction Documents. Any Information supplied by the Partnership or any Partner prior to the execution of the Agreement shall be considered in the same manner and be subject to the same treatment as the Information made available after the execution of the Agreement.

     3. EXCLUSIONS FROM DEFINITION. The term "Information" as used herein does not include any data or information (a) which is already known to the receiving Partner at the time it is disclosed to the receiving Partner, or (b) which before being divulged by the receiving Partner (i) has become generally known to the public through no wrongful act of the receiving Partner;
(ii) has been rightfully received by the receiving Partner from a third party without restriction on disclosure and without, to the knowledge of the receiving Partner, a breach of an obligation of confidentiality running directly or indirectly to the Partnership or any Partner; (iii) has, prior to release, been approved for release by a written authorization by the Partnership or the disclosing Partner; (iv) has been disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure, or is required to be disclosed by operation of law; (v) is independently developed by the receiving Partner without use, directly or indirectly, of the Information received from the Partnership or any other Partner; or (vi) is furnished to a third party by the disclosing Partner without restrictions on the third party's right to disclose the information.

     4. NON-DISCLOSURE OBLIGATION. Each partner receiving any Information shall keep such Information confidential and shall not disclose such Information, in whole or in part, to any Person other than its representatives who need to know such Information in connection with the receiving Partner's evaluation thereof and determination of business strategies, or other actions in connection with the Partnership (it being agreed and understood that such representatives shall be informed by the receiving Partner of the confidential nature of the Information and shall be directed by the receiving Partner to treat the Information confidentially), except (i) with the prior written consent of the Partnership or the disclosing Partner (ii) as provided in Paragraph 10 of this SCHEDULE 15.16 or (iii) as otherwise permitted hereunder. The Information shall be used by the receiving Partner solely in connection with its investment and participation in the Partnership, and shall not be otherwise used for any purpose detrimental to the interests of the Partnership or the disclosing Partner.

     5. COMPLIANCE WITH LEGAL PROCESS. In the event that the Partner receiving any Information is legally requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process or, in the opinion of outside counsel for such Partner, by federal or state securities or other statutes, regulations or laws) to disclose any Information, such Partner shall promptly notify the Partnership or the disclosing Partner of such request or requirement prior to disclosure so that the Partnership or the disclosing Partner, as the case may be, may seek an appropriate protective order and/or waive compliance with the terms of this Agreement. If, however, in the opinion of outside counsel for the receiving Partner such Partner is nonetheless, in the absence of such order or waiver, compelled to disclose such Information or otherwise stand liable for contempt or suffer possible censure or other penalty or liability, then the receiving Partner may disclose such information without liability to the other Partner hereunder.

     6. OWNERSHIP; RETURN OF INFORMATION. No license to a Partner, under any trademark, patent, copyright, mask work protection right or any other intellectual property right, is either granted or implied by the conveying of Information to such Partner. All Information (including tangible copies and computerized or electronic versions thereof), shall remain the property of the Partnership or the Partner furnishing such information. Within ten (10) days following the receipt of a written request referencing this Agreement and this paragraph from the Partnership or any Partner furnishing Information hereunder, the receiving Partner shall deliver to the Partnership or the furnishing Partner, as the case may be, all tangible materials containing or embodying the Information received from the Partnership or the furnishing Partner, as the case may be. That portion of the Information which has been incorporated into analyses, compilations, comparisons, studies or other documents prepared by the receiving Partner or its representatives shall be held by the receiving Partner and kept confidential as provided above or shall be destroyed.

     7. REMEDIES FOR BREACH. Each Partner understands and agrees that money damages would not be a sufficient remedy for any breach of this Agreement and that the Partnership or the disclosing Partner, as the case may be, shall be entitled to seek injunctive or other equitable relief to remedy or forestall any such breach or threatened breach. Such remedy shall not be deemed to be the exclusive remedy for any breach of these agreements but shall be in addition to all other rights and remedies available at law or in equity.

     8. TERM. The obligation of each Partner to maintain the confidentiality of the Information it has received under the Agreement shall continue for a period of two (2) years after the earlier to occur of the dissolution of the Partnership or the date on which such Partner ceases to be a Partner.

     9. APPLICABILITY TO ASSOCIATED PARTNERS. Any information disclosed by an Affiliate of a Partner which would otherwise constitute Information hereunder if disclosed by the such Partner, shall be deemed to constitute Information under the Agreement, and the rights of such Partner under the Agreement may be enforced by any such Affiliate as if such Affiliate were also a Partner to the Agreement. Each Partner may disclose any Information received hereunder to employees or representatives of any of its Affiliates, provided such Partner complies with the provisions of this SCHEDULE 15.16, including Paragraph 4 hereof.

     10. RIGHT TO DISCLOSE INFORMATION IN CONNECTION WITH OUTSIDE OFFER. (a) If, pursuant to Section 10.4, any Partner is seeking an Outside Offer from any Third Party, such Seller shall be permitted to disclose to such Third Party the Partnership's annual financial information contemplated by Section 8.3, provided that such Third Party executes for the benefit of the Partnership a non-disclosure agremeent containing provisions substantially the same as Paragraphs 1 through 9 inclusive of this SCHEDULE 15.16 (a "Non-disclosure Agreement"), and such Partner delivers an executed original of such non-disclosure agreement to the Partnership prior to the delivery of such annual financial information to the Third Party.

          (b) If, pursuant to Section 10.4, any Seller has obtained from a Third Party an Outside Offer that is conditioned on such Third Party's being satisfied with the results of its due diligence investigation relating to the Offered Interest and Offered Assets, if any, and the Partnership (pursuant to Section 10.4(a)), other Partners (pursuant to Section 10.4(b)) and, if the Seller is a Rural Telco, the other Rural Telcos (pursuant to Section 10.4(f)) have declined to purchase the Offered Interest and Offered Assets, if any, such Seller shall be permitted to disclose any Information reasonably requested by such Third Party, provided that such Third Party executes a Non-disclosure Agreement and such Seller delivers an executed original of such Non-disclosure Agreement to the Partnership prior to the delivery of any Information to such Third Party.

          (c) Notwithstanding anything herein to the contrary, if as a result of the conduct of any due diligence investigation contemplated by Paragraph 10(b) of this SCHEDULE 15.16 the price set forth in the Outside Offer is reduced or any other material term of the Outside Offer is changed, such Outside Offer shall be deemed revised, and the Seller shall re-offer the Offered Interest and Offered Assets, if any, to the Partnership, the Partners and, if the Seller is a Rural Telco, the other Rural Telcos, as contemplated in Section 10.4, on the terms set forth in the Outside Offer as so revised.